UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Elme Communities
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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7550 Wisconsin Avenue, Suite 900 Bethesda, MD 20814 202-774-3200 www.elmecommunities.com
April 17, 2025
Dear Shareholder,
You are cordially invited to attend the Annual Meeting of Shareholders of Elme Communities, a Maryland real estate investment trust (“Elme,” the “Company,” “we” or “us”), to be held on Thursday, May 29, 2025 at 8:30 a.m., Eastern Time (the “Annual Meeting”). The Annual Meeting will be held in virtual meeting format only, which we believe promotes shareholder attendance and participation and is environmentally friendly. During this virtual meeting, you will be able to vote your shares electronically and submit questions. The accompanying Notice of 2025 Annual Meeting of Shareholders and Proxy Statement describes the proposals to be considered and voted upon at the Annual Meeting.
The Board of Trustees of Elme (the “Board”) has nominated eight individuals for election as trustees at the Annual Meeting and the Board is recommending that shareholders vote in favor of their election. In addition to the election of the trustees, we are recommending your approval of our executive compensation program in a non-binding advisory vote. We are also recommending your ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.
Regardless of the number of shares you own, your vote is important. Please read the Proxy Statement carefully, then complete, sign and return your Proxy Card. You may also authorize a proxy to vote via telephone or the Internet if you prefer by following instructions on the Proxy Card.
The Board appreciates your continued support of Elme and encourages your participation in the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares as soon as possible.

Sincerely,

/s/ Paul T. McDermott
Paul T. McDermott
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held on Thursday, May 29, 2025
This Proxy Statement and our 2024 Annual Report to Shareholders
are available at http://www.edocumentview.com/ELME.

ELME COMMUNITIES
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Elme Communities:

Notice is hereby given that the Annual Meeting of Shareholders of Elme Communities, a Maryland real estate investment trust (“Elme,” the “Company,” “we” or “us”), will be held at the time and place below and for the following purposes:

Date:	Thursday, May 29, 2025

Time:	8:30 a.m., Eastern Time

Place:	You can virtually attend the Annual Meeting at http://www.meetnow.global/M66JL2N.

Record Date:
The trustees have fixed the close of business on April 11, 2025, as the record date for determining holders of shares entitled to notice of, and to vote at, the Annual Meeting or at any postponement or adjournment thereof.

Items of Business:
1. To elect eight trustees to serve on the Board;
2. To consider and vote on a non-binding, advisory basis upon the compensation of the named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K;
3. To consider and vote upon ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025; and
4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Proxy Voting:
You are requested, whether or not you plan to be present at the virtual Annual Meeting, to vote, sign and promptly return the Proxy Card. Alternatively, you may authorize a proxy to vote by telephone or the Internet, if you prefer. To do so, you should follow the instructions on the Proxy Card.

Regardless of the number of shares you hold, as a shareholder your role is very important, and the Board strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, our Proxy Statement and 2024 Annual Report to Shareholders are available online at http://www.edocumentview.com/ELME.

By order of the Board of Trustees:

/s/ W. Drew Hammond
W. Drew Hammond
Corporate Secretary
Bethesda, MD
April 17, 2025

i

ii

7550 Wisconsin Avenue, Suite 900 Bethesda, MD 20814 202-774-3200 www.elmecommunities.com

April 17, 2025

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving this Proxy Statement?
This Proxy Statement is furnished by the Board of Trustees (the “Board” or “Board of Trustees”) of Elme Communities, a Maryland real estate investment trust (“Elme,” the “Company,” “we” or “us”), in connection with its solicitation of proxies for exercise at the 2025 Annual Meeting of Shareholders to be held as a virtual meeting (at http://www.meetnow.global/M66JL2N) on Thursday May 29, 2025, at 8:30 a.m., Eastern Time, and at any and all postponements or adjournments thereof (the “Annual Meeting”). Holders of shares as of the close of business on April 11, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement, our 2024 Annual Report (the “Annual Report”), and the Proxy Card are first being made available, and the Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) is first being mailed to shareholders of record as of the Record Date on or about April 17, 2025.
The Proxy Statement and Annual Report will also be available at http://www.edocumentview.com/ELME. The mailing address of our principal executive offices is 7550 Wisconsin Avenue, Suite 900, Bethesda, MD 20814. We maintain a website at https://www.elmecommunities.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.
Why didn’t I automatically receive a paper copy of the Proxy Card and Annual Report?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of all of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our shareholders that provides instructions on how to access our proxy materials (Shareholder Meeting Notice, Proxy and Annual Report) on the Internet.

What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote upon the matters set forth in the accompanying notice of annual meeting, including the election of trustees, an advisory resolution on named executive officer compensation, the ratification of the appointment of our independent registered public accounting firm and such other business as may properly come before the meeting or any postponement or adjournment thereof.
May I attend the meeting and ask questions?
All shareholders of record of common shares (as defined below) at the close of business on the Record Date, or their designated proxies, may virtually attend the Annual Meeting, electronically vote and submit questions, equivalent to in-person meetings of shareholders, by visiting http://www.meetnow.global/M66JL2N.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most current version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet or Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the meeting prior to the start time.
Shareholders may submit questions prior to the start of the meeting and during the meeting. Participants may submit questions by logging into the virtual meeting at http://www.meetnow.global/M66JL2N and clicking on the Q&A icon on the right side of the meeting center screen. During the Annual Meeting, we will attempt to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business and topics that relate to or that may take into account material, nonpublic information, pending or threatened litigation, or a personal grievance. Additionally, if we receive substantially similar questions, we may group such questions together and provide a single response for efficiency and to avoid repetition.
How do I attend, ask questions and vote shares at the Annual Meeting?
Attending the Meeting for Shares Registered Directly in the Name of the Shareholder
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to virtually attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received.
Attending the Meeting for Shares held in “Street Name”
If you hold your shares in “street name” (i.e., your shares are held in an account maintained by a bank, broker or other nominee), and want to attend the Annual Meeting, you must register in advance of the meeting.

To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your holdings in Elme along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 26, 2025.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:     Computershare
Elme Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
If you do not register to attend the meeting by 5:00 p.m. Eastern Time, on May 26, 2025, you may enter the Annual Meeting as a guest, but you will not have the ability to ask questions or vote.
The online meeting will begin promptly at 8:30 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this proxy statement.
What if I have technical difficulties or trouble accessing the virtual meeting?
If you need assistance, please call 1-888-724-2416 (US) or 1-781-575-2748 (International).
Why hold a virtual Annual Meeting?
At Elme, we embrace the latest technologies in our business and believe that holding our Annual Meeting virtually not only provides expanded access and improves our communication with shareholders but also yields cost savings. In deciding to hold our meeting virtually this year, we considered a number of factors, including the technologies available to us, the historical level of shareholder attendance in person (generally less than five each year) prior to the time we began having the Annual Meeting virtually, the cost of holding our Annual Meeting in person, and the success of the prior virtual Annual Meetings. We plan to evaluate annually the method of holding the Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items.

Who is entitled to vote at the Annual Meeting?
The close of business on April 11, 2025 has been fixed as the Record Date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Our voting securities consist of common shares of beneficial interest, $0.01 par value per share (“common shares”), of which 88,158,657 common shares were outstanding at the close of business on the Record Date. Elme has no other outstanding voting security. Each common share outstanding as of the close of business on the Record Date will be entitled to one vote on each matter properly submitted at the Annual Meeting.
What constitutes a quorum?
The presence of shareholders in person, via attendance at the virtual Annual Meeting or by proxy, entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting. Shareholders do not have cumulative voting rights. Abstentions and broker non-votes, if any, are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the virtual Annual Meeting. A “broker non-vote” occurs when a broker properly executes and returns a proxy card, but does not vote on a matter because the broker does not have discretionary authority to vote the shares on that matter and has not received voting instructions from the beneficial owner. Brokers may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which our common shares are listed. On non-routine matters, brokers holding shares for a beneficial owner are not entitled to vote without instructions from the beneficial owner.
Proposal 3 (Ratification of Ernst & Young LLP) is the only proposal to be voted upon at the Annual Meeting that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025, and your broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you. The treatment of abstentions and broker non-votes and the vote required to approve each proposal are set forth under the caption “Voting Matters” under each proposal below.
How do I authorize a proxy to vote my shares?
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder
If you are a “registered shareholder” (also known as a “shareholder of record”) and hold your common shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the proxy holders named in the Proxy Card how to vote your common shares in one of the following ways:
•Vote by Internet. You may authorize a proxy to vote via the Internet by following the instructions provided on your Proxy Card. The website for Internet voting is printed on your Proxy Card. To authorize a proxy to vote your common shares online, you will be asked to enter your control number(s) to ensure the security of your vote. You will find your control number on your Proxy Card received with your Proxy Statement. If you vote by Internet, you do not need to return your Proxy Card.

•Vote by Telephone. You also have the option to authorize a proxy to vote by telephone by calling the toll-free number listed on your Proxy Card. When you call, please have your Proxy Card in hand. You will be asked to enter your control number(s) to ensure the security of your vote. You will receive a series of voice instructions that will allow you to authorize a proxy to vote your common shares. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your Proxy Card.
•Vote by Mail. If you received printed materials and would like to authorize a proxy to vote your common shares by mail, please mark, sign and date your Proxy Card and return it promptly to our transfer agent, Computershare Trust Company, N.A., in the postage-paid envelope provided. Mailed votes must be received by May 28, 2025 in order to be counted. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on the Proxy Availability Notice.
You always may choose to virtually attend the Annual Meeting and vote your shares in person. If you do virtually attend the Annual Meeting and have already submitted a proxy, you may revoke your proxy and vote in person.
Voting by Proxy for Shares held in “Street Name”
If your common shares are held in “street name” (i.e., through a broker, bank or other nominee), then you will receive instructions from your broker, bank or other nominee that you must follow in order to have your common shares voted. The materials from your broker, bank or other nominee will include a Voting Instruction Form or other document by which you can instruct your broker, bank or other nominee how to vote your common shares.
What am I being asked to vote on?
You are being asked to consider and vote on the following proposals:
•Proposal 1 (Election of Trustees) - page 8 below: To elect eight trustees to the Board to serve until the Annual Meeting of Shareholders in 2026 and until their successors have been duly elected and qualify.
•Proposal 2 (Advisory Vote on Named Executive Officer Compensation) - page 40 below: To consider and vote on a non-binding, advisory basis upon the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (“Say-on-Pay vote”).
•Proposal 3 (Ratification of Appointment of Ernst & Young LLP) - page 78 below: To consider and vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
We are not currently aware of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matter not described in the Proxy Statement is properly presented at the Annual Meeting, any proxies received by us will be voted in the discretion of the proxy holders.

How does the Board recommend I vote? What is the voting requirement to approve each proposal? What effect will abstentions and broker non-votes have?

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1: Election of Trustees	For, Against or Abstain on each Trustee Nominee	FOR each Trustee Nominee	Majority of votes cast (per Trustee)	No effect	No effect
Proposal 2: Advisory Vote on Named Executive Officer Compensation	For, Against or Abstain	FOR	Majority of votes cast	No effect	No effect
Proposal 3: Ratification of the Appointment of Ernst & Young LLP	For, Against or Abstain	FOR	Majority of votes cast	No effect	Brokers have discretion to vote

All properly executed proxies will be voted in accordance with the instructions contained therein. If no instructions are specified, proxies will be voted in accordance with the Board’s recommendations above. All proxies will be voted in the discretion of the proxy holders on any other matter that may be properly brought before the Annual Meeting.
What is householding?
If you and other residents at your mailing address own common shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement or a single notice, unless you have instructed otherwise. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and to reduce our printing and postage costs. If you wish to request extra copies, we will promptly deliver a separate copy of such documents to shareholders who write or call us at the following address or telephone number: Elme Communities, 7550 Wisconsin Avenue, Suite 900, Bethesda, MD 20814, Attention: Investor Relations; telephone 202-774-3200. Shareholders wishing to receive separate copies of our Proxy Statement and Annual Report in the future, or shareholders currently receiving multiple copies of the Proxy Statement and Annual Report at their address who would prefer that only a single copy of each be delivered there, should contact (1) our Investor Relationship department at the above address and telephone number above if you are a record holder or (2) your bank, broker or other nominee record holder if you own your common shares in street name.
May I change my vote after I have voted?
Yes, you may revoke your proxy at any time prior to its exercise at the Annual Meeting by (1) submitting a duly executed Proxy Card bearing a date later than the previous proxy date to the Corporate Secretary by

May 27, 2025, (2) voting electronically during the Annual Meeting at http://www.meetnow.global/M66JL2N, or (3) delivering a signed notice of revocation of the Proxy Card to our Corporate Secretary at the following address: c/o Corporate Secretary, Elme Communities, 7550 Wisconsin Avenue, Suite 900, Bethesda, MD 20814. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy. Virtual attendance at the Annual Meeting without voting online will not itself revoke a proxy.
Who should I call if I have questions or need assistance voting my shares?
Please call (800) 565-9748 or email info@elmecommunities.com if you have any questions in connection with voting your shares.

PROPOSAL 1: ELECTION OF TRUSTEES
Description of Proposal
Jennifer S. Banner, Benjamin S. Butcher, Susan Carras, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., Ron D. Sturzenegger, and Vice Adm. Anthony L. Winns (RET.) (collectively, the “Trustee Nominees”) have been nominated for election as trustees at the Annual Meeting. The Trustee Nominees will be elected to serve a one-year term and until his or her respective successor has been elected and qualifies or the trustee’s earlier resignation, death or removal.
Jennifer S. Banner, Benjamin S. Butcher, Susan Carras, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., Ron D. Sturzenegger, and Vice Adm. Anthony L. Winns (RET.) are currently serving as trustees, and all were recommended for nomination for re-election by the members of the Corporate Governance/Nominating Committee. Please see “Corporate Governance and Board Matters - Board Composition” below for more information. For biographical information with respect to each Trustee Nominee, please refer to “Corporate Governance and Board Matters - Trustees - Trustee Nominees” commencing on page 10 below.

Voting Matters
Under our bylaws, the uncontested election of each trustee requires the affirmative vote of a majority of the total votes cast for and against such trustee. A majority of votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote.
If any Trustee Nominee becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy Card will have discretionary authority to vote pursuant to the Proxy Card for a substitute nominee nominated by the Board, or the Board, on the recommendation of the Corporate Governance/Nominating Committee, may reduce the size of the Board and number of nominees.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE TRUSTEE NOMINEES ABOVE.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Composition
The Board currently consists of eight trustees. The current members of our Board are Jennifer S. Banner, Benjamin S. Butcher, Susan Carras, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., Ron D. Sturzenegger, and Vice Adm. Anthony L. Winns (RET.). Mr. McDermott is currently serving as Chairman of the Board and Mr. Butcher is currently serving as Lead Independent Trustee.
Our Board, through our Corporate Governance/Nominating Committee, periodically considers its appropriate size, function, needs and composition. We believe a Board size of between six and nine trustees is appropriate and the optimal size for Elme. The current size of our Board is now fixed at eight trustees. Our Corporate Governance/Nominating Committee will continue its periodic review and consideration of potential Board candidates as part of its regular activities.
If all Trustee Nominees are elected at the Annual Meeting:
•88% of our Board would be comprised of independent trustees;
•43% of our independent trustees would be female; and
•57% of our independent trustees would be female and/or a minority.
On March 19, 2025, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Argosy-Lionbridge Real Estate Securities, L.P. (“ALM”) and certain other persons and entities identified therein (collectively, the “Investor Group”). In accordance with the Cooperation Agreement, the Board increased the size of the Board from seven to eight trustees and appointed Ron D. Sturzenegger to fill the newly created vacancy. The Cooperation Agreement further provides that, during the Standstill Period referred to below, the Board, and its committees, shall take all necessary actions to nominate and recommend Mr. Sturzenegger (or a qualified replacement) as a candidate for election to the Board at each meeting of shareholders at which trustees are to be elected, and we agreed to recommend, support and solicit proxies for the election of Mr. Sturzenegger (or a qualified replacement) at each such meeting in a manner no less rigorous and favorable than the manner in which we support the Board's other nominee. During the Standstill Period (as defined below), if Mr. Sturzenegger is unable to serve as an independent trustee due to his death or permanent incapacitation, and so long as the Investor Group continuously beneficially owns at least the lesser of (i) 2.0% of our then-outstanding common shares and (ii) 1,717,256 common shares (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), we and the Investor Group will mutually agree on a replacement trustee nominee who meets specified requirements, including that the trustee shall (i) qualify as “independent” as defined by the listing standards of the NYSE and by the SEC, (ii) not be an employee or affiliate of, and be independent of, the Investor

Group and (iii) not be an individual who was previously nominated for election to the Board pursuant to the nomination notice submitted by the Investor Group.

The “Standstill Period” will continue until the date that is 30 days prior to the last day of the advance notice period for the submission by shareholders of non-proxy access trustee nominations for our 2026 annual meeting of shareholders, as provided in our Bylaws.
Trustees
The following table sets forth the names and biographical information concerning each of our Trustee Nominees.

Name	Principal Occupation	Served as Trustee Since	Age
Jennifer S. Banner	Executive Director of the Management Forum and Consultant with Special Appointment, University of Tennessee Haslam College of Business	2022	65
Benjamin S. Butcher	Former Executive Chairman of the Board and Chief Executive Officer, STAG Industrial, Inc.	2014	71
Susan Carras	Senior Managing Director, JLL Capital Markets, America	2023	70
Ellen M. Goitia	Retired Partner, KPMG LLP (“KPMG”)	2017	65
Paul T. McDermott	Chairman of the Board, President and Chief Executive Officer, Elme	2013	63
Thomas H. Nolan, Jr.	President and Interim Chief Executive Officer ConstructionBevy, Inc. and Former Chairman of the Board and Chief Executive Officer, Spirit Realty Capital Inc.	2015	67
Ron D. Sturzenegger	Former Enterprise Business and Community Engagement Executive, Bank of America Corporation	2025	64
Vice Adm. Anthony L. Winns (RET.)	Retired President, Latin America-Africa Region, Lockheed Martin Corporation	2011	69

Trustee Nominees
The biographical description below for each Trustee Nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a trustee of Elme.

JENNIFER S. BANNER	Served as Trustee since 2022

Member of the Audit Committee and Corporate Governance /Nominating Committee
Jennifer S. Banner has served at the University of Tennessee Haslam College of Business as Executive Director of the Management Forum since June, 2019, and as Consultant with Special Appointment to the University’s Haslam College of Business since August, 2024, working in the Integrated Business and Engineering Program, the Executive MBA Program, and the Department of Management & Entrepreneurship. Previously, she served as CEO of SchaadSource, LLC, a strategic and managerial shared services company from 2006 until April 2019; as CEO of Schaad Companies, LLC from 2008 through 2018; and as CEO of the Schaad Family Office from 2012 through 2018. Schaad Companies is a privately held real estate holding company with related businesses in residential and commercial construction, development, property management and leasing, real estate brokerage and land investments. Previously, Ms. Banner spent 22 years in public accounting, practicing primarily in the tax area with Ernst & Whinney (now Ernst & Young LLP) in Florida and PYA, P.C. in Tennessee. Ms. Banner has been a director of Truist Financial Corporation (NYSE: TFC), since 2003, presently serving as a member of the audit committee and the technology committee and previously a member of the executive committee, chair of the compensation and human capital committee and lead director. She has been a member of the board of directors of Truist Bank, since 2013. She has been a member of the board of directors of Uniti Group, Inc., since 2015 presently serving as a member of the audit committee, a member of the compensation committee, and as chair of the governance committee. Ms. Banner is also a member of the board of directors of CDM Smith, Inc., a global engineering and design build construction company that is privately held, where she presently serves as chair of the finance committee, chair of the executive compensation committee and as a member of the audit committee. She is a past director of the Federal Reserve Bank of Atlanta (Nashville Branch), First Virginia Banks, Inc., and First Vantage Bank. In 2019, Ms. Banner was named an honorary Fellow of the MIT Center for Information Systems Research (MIT CISR), which provides chief information officers, digital leaders, and boards of directors with insights into technology and digital innovation. Ms. Banner currently serves as an Industry Research Fellow, participating with MIT senior research scientists regarding future-ready technology skills for public company directors. Ms. Banner maintains an active license as a Certified Public Accountant in the State of Tennessee. Ms. Banner brings the following experience, qualifications, attributes and skills to the Board:

•General business management, strategic planning and real estate experience as Chief Executive Officer of a diversified real estate holding company;
•Accounting and tax experience as a Certified Public Accountant with 22 years of experience in public accounting;

•More than 20 years of experience in public company board service in the financial services and telecommunications industries, including prior service as a lead director of a Fortune 500 company;
•Board level technology experience, including cybersecurity, from serving as an Industry Research Fellow of MIT CISR and as a member of the technology committee of a large complex banking organization;
•Experience in the construction and engineering industry from service as a director of CDM Smith, Inc.; and
•Public company REIT experience from service as a director of Uniti Group, Inc.

BENJAMIN S. BUTCHER	Served as Trustee since 2014

Member of the Audit Committee and Compensation Committee
Benjamin S. Butcher has served as a member of the Board of Directors of STAG Industrial, Inc. since June 2023. He previously served as the Chief Executive Officer and Chairman of the Board of Directors from 2010 to 2022 and as President from 2010 to 2021 of STAG Industrial, Inc. Prior to the formation of STAG Industrial, Inc., Mr. Butcher oversaw the growth of STAG Capital Partners, LLC and its affiliates, serving as a member of their Board of Managers and Management Committees, from 2003 to 2011. From 1999 to 2003, Mr. Butcher was engaged as a private equity investor in real estate and technology. From 1997 to 1998, Mr. Butcher served as a Director at Credit Suisse First Boston, where he sourced and executed transactions for the Principal Transactions Group (real estate debt and equity). From 1993 to 1997, he served as a Director at Nomura Asset Capital, where he focused on marketing and business development for its commercial mortgage-backed securities group. Mr. Butcher brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his previous service as chief executive of STAG Industrial, Inc. and his previous service with STAG Capital Partners, LLC and its affiliates;
•REIT industry experience from his service as chief executive of STAG Industrial, Inc. since July 2010;
•Real estate investment banking and capital markets experience from his five years as an investment banker with Credit Suisse First Boston and Nomura Asset Capital; and
•Financial and accounting acumen from his five years in investment banking, his experience as a private equity investor with STAG Capital Partners, LLC, and his service as a public company executive with STAG Industrial, Inc.

SUSAN CARRAS	Served as Trustee since 2023

Member of the Compensation Committee and Corporate Governance /Nominating Committee
Susan Carras is a Senior Managing Director in the Washington, D.C. office of JLL Capital Markets, America. Ms. Carras served as Co-Head of HFF’s Washington, D.C. office from 2011 to 2019 and joined JLL as part of JLL’s 2019 acquisition of HFF. During her tenure, she has been responsible for $22 billion in capital markets transactions, including over 9,000 multifamily units. Prior to HFF, she was a Principal and Managing Director at Sonnenblick Goldman where she served on the operating committee and founded and headed offices in Tampa, FL and Washington, D.C. In D.C., she established a joint venture that was the leading capital markets intermediary in a region from Philadelphia to Atlanta. After Sonnenblick Goldman was acquired by Cushman & Wakefield, she co-headed a team that was awarded and executed an ORE disposition contract for the FDIC. Earlier in her career, she was with the Real Estate Finance Division of Chase Manhattan Bank completing credit training and covering markets in Florida and Georgia. Ms. Carras received a BA, magna cum laude with departmental honors, from Lafayette College and a Diploma in Real Estate Analysis and Appraisal from New York University. She is a trustee emerita of Lafayette College and previously chaired the Development and Alumni Relations Committee, served on the Executive Committee and was a member of the search committee for Lafayette’s 16th president. Together with a fellow trustee, Ms. Carras started the First Women of Lafayette Scholarship Fund. Ms. Carras is a past chair of the board of trustees of the McLean School of Maryland. She is a member of the Economic Club of Washington, D.C. and is active in the Urban Land Institute serving on the UDMUC Blue Council and on the Washington Full Member Engagement Committee. She is a past recipient of the Greater Washington Commercial Association of Realtors Top Financing Award and Top Sales Award for the Washington, DC Metro, and Ms. Carras has been recognized by Real Estate Forum as a Woman of Influence, by Bisnow as a Woman of Influence in Commercial Real Estate and by Connect Media’s Women in Real Estate. Ms. Carras currently serves on the board of directors for Blackstone Real Estate Income Trust (BREIT). Ms. Carras brings the following experience, qualifications, attributes and skills to the Board:

•REIT industry, multifamily capital markets and southeast regional commercial real estate capital markets experience from her significant experience as a senior managing director at JLL;
•General business management and strategic planning experience from her experience as a senior managing director at JLL and her previous experience with Sonnenblick Goldman; and
•General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 30 years.

ELLEN M. GOITIA	Served as Trustee since 2017

Audit Committee Chair and Member of the Corporate Governance /Nominating Committee
Ellen M. Goitia is a Certified Public Accountant and served as the partner-in-charge for KPMG’s Chesapeake Business Unit Audit practice and a member of the firm’s audit leadership team from October 2011 until her retirement in May 2016. As the partner-in-charge of the Chesapeake Business Unit Audit practice, Ms. Goitia had ultimate operational oversight for five offices in Maryland, D.C. and Virginia, with responsibilities including business unit financial performance, resource management, human resources, quality client service, and risk management. Ms. Goitia was admitted to the KPMG partnership in 1993 and had more than 30 years of experience as a professional with the firm, including experience as lead audit partner for a variety of publicly traded and private companies. She has served clients on a wide range of accounting and operational issues, public security issuances and strategic corporate transactions. Ms. Goitia was a speaker, panelist and moderator for KPMG’s Audit Committee Institute as well as for other governance programs external to KPMG. In addition, Ms. Goitia served as an independent member of the Nominating Committee of KPMG’s Board of Directors from 2009 until 2011 and has served on several nonprofit organizations’ boards. Ms. Goitia brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from her five years as the partner-in-charge of the Chesapeake Business Unit Audit Practice of KPMG and over 30 years as a professional at KPMG;
•Understanding of and familiarity with public companies and public company boards from her service as lead audit engagement partner at a major accounting firm;
•Public company accounting, financial statements and corporate finance expertise from over 20 years of service as lead audit engagement partner at a major accounting firm; and
•General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 35 years.

PAUL T. MCDERMOTT	Served as Trustee since 2013

Chairman of the Board, President and Chief Executive Officer
Paul T. McDermott was elected to the Board of Trustees and named President and Chief Executive Officer of Elme in October 2013. Following the 2018 Annual Meeting, Mr. McDermott became the Chairman of the Board of Trustees of Elme. Prior to joining Elme, he was Senior Vice President and Managing Director for Rockefeller Group Investment Management Corp., a wholly owned subsidiary of Mitsubishi Estate Co., Ltd. from June 2010 to September 2013. Prior to joining Rockefeller Group, he served from 2006 to 2010 as Principal and Chief Transaction Officer at PNC Realty Investors. Between 2002 and 2006, Mr. McDermott held two primary officer roles at Freddie Mac -- Chief Credit Officer of the Multifamily Division and Head of Multifamily Structured Finance and Affordable Housing. From 1997 to 2002, he served as Head of the Washington, D.C. Region for Lend Lease Real Estate Investments. Mr. McDermott brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his service as chief executive of Elme and his previous service as Senior Vice President of Rockefeller Group;
•Multifamily and office real estate industry operating and investment experience from his service as Senior Vice President of Rockefeller Group, Principal and Chief Transaction Officer at PNC Realty Investors and Chief Credit Officer of the Multifamily Division of Freddie Mac;
•Multifamily and office development experience from his experience as Head of Washington, D.C. Region for Lend Lease Real Estate Investments; and
•Extensive familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 55 years.

THOMAS H. NOLAN, JR.	Served as Trustee since 2015

Compensation Committee Chair and Member of the Audit Committee
Thomas H. Nolan, Jr. previously served as Chairman of the Board of Directors and Chief Executive Officer of Spirit Realty Capital, Inc. (NYSE: SRC) from September 2011 until May 2017. Mr. Nolan previously worked for General Growth Properties, Inc. (“GGP”), serving as Chief Operating Officer from March 2009 to December 2010 and as President from October 2008 to December 2010. He also served as a member of the board of directors of GGP from 2005 to 2010. From July 2004 to February 2008, Mr. Nolan served as a Principal and Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay master planned community in Baja, California. From October 1984 to July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 to 2004, he served as Head of Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds. Mr. Nolan currently serves as Chairman of the Board of Directors of Modiv Inc. (NYSE: MDV) (formerly known as RW Holdings NNN REIT). He also currently serves as interim CEO and since November 2021, has been the President of ConstructionBevy Inc. Mr. Nolan brings the following experience, qualifications, attributes and skills to the Board:

•General business management and strategic planning experience from his service as chief executive of Spirit Realty Capital, Inc. and his previous service with GGP;
•REIT industry experience from his service as chief executive of Spirit Realty Capital, Inc. and his previous service with GGP;
•Real estate asset management experience in multiple asset classes from his 20 years with AEW Capital Management, L.P.; and
•Financial and accounting acumen from his 20 years with AEW Capital Management, L.P. and his previous service with GGP and as chief executive of Spirit Realty Capital, Inc.

RON D. STURZENEGGER	Served as Trustee since 2025

Ron D. Sturzenegger has over 30 years of experience in the real estate industry through his career at major financial institutions. Mr. Sturzenegger served in a variety of roles for Bank of America Corporation (NYSE: BAC) and BofA Securities, Inc. from 1998 until his retirement in 2018. He most recently served from July 2014 to January 2018, as Enterprise Business & Community Engagement Executive at Bank of America, responsible for leading Bank of America’s strategy to integrate the delivery of its products and services to customers and clients in 90 key U.S. markets. From 2001 to 2014, Mr. Sturzenegger served as Managing Director and Global Head of Real Estate, Gaming & Lodging Corporate & Investment Banking. Prior to joining Bank of America, Mr. Sturzenegger spent twelve years at Morgan Stanley, where he ran the European Real Estate Investment Banking and West Coast operations. Mr. Sturzenegger started his career as an Analyst at Bain & Company from 1982 until 1984. Mr. Sturzenegger currently serves on the board of directors of KBS REIT III, a public, non-traded REIT focused in the office sector, where he serves as the Chairman of the Conflicts Committee and Member of the Audit Committee. Additionally, Mr. Sturzenegger has served on the boards of directors of various funds affiliated with StepStone. He currently serves on the board of four different StepStone related funds, StepStone Private Markets Fund, StepStone Private Venture and Growth Fund, StepStone Private Infrastructure Fund and StepStone Private Credit Income Fund. For each of the StepStone related funds, Mr. Sturzenegger serves as Chairman of the Independence Committee and as Member of the Audit Committee and Nomination Committee. Mr. Sturzenegger serves on the Executive Committee for the policy advisory board for the Fisher Center for Real Estate & Urban Economics. He a member of the advisory board of the Stanford Professionals in Real Estate. Mr. Sturzenegger brings the following experience, qualifications, attributes and skills to the Board:

•More than three decades of investment banking and financial institution management experience;
•General business management experience, including from his experience as Enterprise Business and Community Engagement Executive at Bank of America and four years on the management team at Bank of America;
•Real estate industry experience from his service at Bank of America Corporation and BofA Securities, including ten years as Managing Director and Global Head of Real Estate, Gaming and Lodging Investment Banking; and
•REIT industry experience from his service on the board of KBS REIT III, a public, non-traded REIT.

VICE ADM. ANTHONY L. WINNS (RET.)	Served as Trustee since 2011

Corporate Governance /Nominating Committee Chair and Member of the Compensation Committee
Vice Adm. Anthony L. Winns (RET.) most recently served as President, Latin America-Africa Region, Lockheed Martin Corporation (“Lockheed”), a position he held from August 2018 until his retirement in November 2021. Between December 2012 and August 2018, Mr. Winns was President, Middle East-Africa Region at Lockheed. Mr. Winns served as Vice President, International Maritime Programs at Lockheed from October 2011 to December 2012. Between July 2011 and October 2011, Mr. Winns was a defense industry consultant. Mr. Winns retired in June 2011 after 32 years of service in the United States Navy. He served as Naval Inspector General from 2007 to his retirement. From 2005 to 2007, Mr. Winns served as Acting Director and Vice Director of Operations on the Joint Chiefs of Staff. From 2003 to 2005, Mr. Winns served as Deputy Director, Air Warfare Division for the Chief of Naval Operations. Prior to 2003, Mr. Winns served in other staff and leadership positions in Washington, D.C., including at the Bureau of Naval Personnel. He also served as commanding officer of several major commands, including the Pacific Patrol/Reconnaissance task force, the USS Essex, an amphibious assault carrier, and a naval aircraft squadron. Mr. Winns also serves as a director on the board of CareSource, a non-profit managed care organization that provides public health care programs including Medicaid, Medicare, and Marketplace. He is a former director on the board of Navy Mutual Life Insurance company, serving as Chair of the Compensation, Nominating, and Governance Committees. Mr. Winns brings the following experience, qualifications, attributes and skills to the Board:

•General enterprise management, leadership and strategic planning experience from his 32 years of service as a senior leader and commanding officer of various military units;
•Government contracting experience from his three years of service managing U.S. Navy procurement programs as Deputy Director, Air Warfare Division for the Chief of Naval Operations;
•Extensive operations and management experience from his 16 years of service in staff positions in the Pentagon;
•Executive leadership, general business management, strategic planning, and financial experience as President, Middle East-Africa and Latin America-Africa Regions, Lockheed Martin Corporation for more than 10 years;
•Master of Science degree with Distinction in Financial Management; and
•General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 25 years.

Board Governance
Leadership Structure
The Board has concluded that Elme should maintain a Board leadership structure in which either the Chairman or a lead trustee is independent under the rules of the NYSE. As a result, the Board adopted the following Corporate Governance Guideline setting forth this policy:
The Board annually elects one of its trustees as Chairman of the Board. The Chairman of the Board may or may not be an individual who is independent under the rules of the NYSE (and may or may not be the same individual as the Chief Executive Officer). At any time that the Chairman of the Board is not an individual who is independent under the rules of the NYSE, the Board will appoint a Lead Independent Trustee elected by the independent trustees. The current Chairman of the Board is the Chief Executive Officer and is not independent under the rules of the NYSE. Accordingly, the Board has appointed a Lead Independent Trustee. The Lead Independent Trustee has authority to: (i) preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent trustees; (ii) serve as a liaison between the Chairman of the Board and the independent trustees; (iii) approve information sent to the Board; (iv) approve meeting agendas for the Board; (v) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) call meetings of the independent trustees; and (vii) if requested by major shareholders, consult and directly communicate with such shareholders.
The Board believes that the leadership structure described in our Corporate Governance Guidelines is appropriate because it ensures significant independent Board leadership regardless of whether the Chairman is independent under the rules of the NYSE. Currently, our Chairman of the Board, President and Chief Executive Officer is Paul T. McDermott, and Benjamin S. Butcher serves as our Lead Independent Trustee.
The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure for the Board in order to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership and the appropriate Board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent trustees periodically consider the Board’s leadership structure. The Board believes that combining the Chairman and Chief Executive Officer roles is an appropriate corporate governance structure for Elme at this time because it utilizes Mr. McDermott’s extensive experience and knowledge regarding Elme’s business while still providing for effective independent leadership of our Board and Elme through a Lead Independent Trustee.

Independence
Under NYSE rules, a majority of the Board must qualify as “independent.” To qualify as “independent,” the Board must affirmatively determine that the trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The Board has determined that all Trustee Nominees, with the exception of Mr. McDermott, are “independent,” as that term is defined in the applicable NYSE listing standards.
Elme notes that it has various relationships with Truist Financial Corporation and its subsidiaries, and Truist Securities Inc. is one of the lenders under Elme’s Credit Agreement. Ms. Banner serves on the board of directors of Truist Financial Corporation but is not an officer or employee of Truist and does not negotiate or approve any vendor contracts with Elme. In determining that Ms. Banner qualifies as “independent” under the NYSE rules, the Board considered this relationship and determined that Ms. Banner has no material relationship with Elme. Elme also notes that it engaged Jones Lang LaSalle Securities, LLC (“JLL”), as an advisor to Elme in connection with Elme’s previously announced formal evaluation of strategic alternatives. Ms. Carras is a senior managing director of JLL Capital Markets, America, an affiliate of JLL, but is not an executive or board member of JLL, was not involved in the selection of JLL or the approval of the arrangement and would not be involved in the work performed by JLL pursuant to, or receive any personal financial benefit as a result of, the arrangement. In determining that Ms. Carras qualifies as “independent” under the NYSE rules, the Board considered this relationship and determined that Ms. Carras has no material relationship with Elme.

Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. As an initial matter, the Board considers actual risk monitoring and management to be a function appropriately delegated to Elme management, with the Board and its committees functioning in only an oversight role.
Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee, which have assigned areas of oversight responsibility for various matters as described in the Board committee charters and as provided in NYSE rules. The Board coordinates all risk oversight activities of the Board and its committees, including appropriate coordination with Elme’s business strategy. A summary of the risk oversight responsibilities allocated to the standing committees is set forth below. Our Board committees meet regularly to discuss these areas of risk and report back to the Board. Additionally, the Board is responsible for review and oversight of the Company’s cybersecurity risks and the programs and steps implemented by management to assess, manage and mitigate any such risks.
•The Audit Committee oversees material financial reporting risk and risk relating to real estate investment trust (“REIT”) non-compliance, as well as the steps that management has taken to monitor and control exposure to such risks. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. The Audit Committee works in coordination with the Board and periodically reports any findings to the Board.
•The Compensation Committee oversees financial risk, financial reporting risk and operational risk, in each case arising from Elme’s compensation plans, as well as the steps that management has taken to monitor and control exposure to such risks. The Compensation Committee also seeks to ensure that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and that the plans do not encourage excessive or unnecessary risk-taking behavior. The Compensation Committee also reviews compensation risk disclosure to the extent required under applicable NYSE rules. The Compensation Committee works in coordination with the Board and periodically reports any findings to the Board.
•The Corporate Governance/Nominating Committee oversees executive succession risk and Board function risk, as well as the steps that management has taken to monitor and control exposure to such risks. The Corporate Governance/Nominating committee also oversees risks relating to environmental and sustainability matters, corporate social responsibility matters and human capital matters. The Corporate Governance/Nominating Committee works in coordination with the Board and periodically reports any findings to the Board.
•The Board oversees all other material risks applicable to Elme, including operational, cybersecurity, catastrophic and financial risks that may be relevant to Elme’s business.
Under its policy, the Board also involves the Audit Committee in its risk oversight functions as required by applicable NYSE rules.
Meetings
The Board held 8 meetings in 2024. During 2024, each incumbent trustee, then serving, attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he or she served. Each member of the Board, then serving on the Board, attended the Annual Meeting in 2024. The Board does not have a formal written policy requiring trustees to attend the Annual Meeting, although trustees have traditionally attended.
Elme’s trustees who qualify as “non-management” within the meaning of the NYSE rules meet at regularly scheduled executive sessions without management participation. The sessions are presided over by the Lead Independent Trustee. In 2024, the Board met in executive session without the Chairman, President and Chief Executive Officer six times.

Shareholder Outreach and Engagement
We value the views of our shareholders and regularly solicit input from them in order to better understand their perspectives on our Company, including our performance, capital allocation strategy, and matters related to corporate governance and corporate social responsibility. Our commitment to understanding the perspectives of our shareholders facilitates alignment of the interests of our shareholders and our Company and helps inform the Board’s decision-making. During 2024, our executive management team participated in numerous investor outreach events, primarily in the form of virtual conferences, investor presentations, and individual meetings with investors throughout the year. We view investor engagement as a critical component of sound corporate governance and long-term shareholder value creation, and we remain committed to maintaining a frequent and open dialogue with our shareholder base.

Committee Governance
Our Board has three standing committees, an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee. The membership and the function of each of these committees are described below:

	Audit	Compensation	Corporate Governance/Nominating
Jennifer S. Banner	l		l
Benjamin S. Butcher	l	l
Susan Carras		l	l
Ellen M. Goitia	Chair		l
Thomas H. Nolan, Jr.	l	Chair
Ron D. Sturzenegger[1]
Vice Adm. Anthony L. Winns (RET.)		l	Chair
Number of meetings held during 2024	4	5	4
1    Mr. Sturzenegger was appointed to the Board in March 2025.
Audit Committee
All members of the Audit Committee are, and were during 2024, “independent” under NYSE rules. The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert, as that term is defined in the rules of the SEC.
The Audit Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually. The Audit Committee’s oversight responsibility includes oversight relating to: (i) the integrity of Elme’s consolidated financial statements and financial reporting process; (ii) Elme’s systems of disclosure controls and procedures, internal control over financial reporting and other financial information provided by Elme; (iii) Elme’s compliance with financial, legal and regulatory requirements; (iv) the annual independent audit of Elme’s financial statements, the engagement and retention of the registered independent public accounting firm and the evaluation of the qualifications, independence and performance of such independent public accounting firm; (v) the role and performance of Elme’s internal audit function; and (vi) the fulfillment of the other responsibilities of the Audit Committee set forth in its charter, including overseeing certain financial risks, as discussed above, and considering potential related party transactions, as discussed below.
The Audit Committee assists the Board in oversight of financial reporting, but the existence of the Audit Committee does not alter the responsibilities of Elme’s management and the independent auditor with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee’s duties and responsibilities, please refer to the “Audit Committee Report” below in this Proxy Statement. The Audit Committee’s charter is available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and upon written request.
Compensation Committee
All members of the Compensation Committee are, and were in 2024, “independent” under NYSE rules. The Compensation Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually. The Compensation Committee’s responsibilities include, among other duties: (i) discharging responsibilities relating to compensation of Elme’s Chief Executive Officer, other executive officers and trustees, taking into consideration, among other factors, any shareholder vote on compensation; (ii) implementing and administering Elme’s compensation plans applicable to executive officers; (iii) overseeing and assisting Elme in preparing the Compensation Discussion and Analysis for inclusion in Elme’s proxy statement and/or Annual Report on Form 10-K; (iv) providing for inclusion in Elme’s proxy statement a description of the processes and procedures for the consideration and determination of executive officer and trustee compensation; and (v) preparing and submitting for inclusion in Elme’s proxy statement and/or Annual Report on Form 10-K a Compensation Committee Report. The Compensation Committee also engages in risk oversight, as discussed above, and reviews potential perquisites and benefit policies for executives.
The Compensation Committee’s charter is available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and upon written request.
Corporate Governance/Nominating Committee
All members of the Corporate Governance/Nominating Committee are, and were in 2024, “independent” under NYSE rules. The Corporate Governance/Nominating Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually.
The Corporate Governance/Nominating Committee’s responsibilities include, among other duties: (i) to identify, recruit and recommend to the full Board qualified candidates for nomination by the Board to be elected as trustees by the Company’s shareholders at the annual meeting of shareholders, or to fill Board vacancies consistent with criteria approved by the Board; (ii) to develop and recommend to the Board a set of corporate governance guidelines applicable to Elme, and implement and monitor such guidelines as adopted by the Board; (iii) to oversee the Board’s compliance with financial, legal and regulatory requirements and its ethics program as set forth in Elme’s Code of Business Conduct and Ethics; (iv) to review and make recommendations to the Board on matters involving the general operation of the Board, including the size and composition of the Board and the structure and composition of Board committees; (v) to recommend to the Board nominees for each Board committee; (vi) to periodically, but no less than annually, facilitate the assessment of the Board’s performance, as required by applicable law, regulations and NYSE corporate governance listing standards; (vii) assist management in the preparation of disclosure regarding trustee independence and the operations of the Corporate Governance/Nominating Committee as required by the SEC to be included in the Company’s annual proxy statement; (viii) oversee the Board's evaluation of management; and (ix) to consider corporate governance issues that may arise from time to time and make recommendations to the Board with respect thereto. The Corporate Governance/Nominating Committee shall also oversee, and periodically review and discuss with management and the Board, Elme’s strategies, activities and risks relating to environmental and sustainability matters, corporate social responsibility matters and human capital matters and engage in risk oversight, as discussed above.
The Corporate Governance/Nominating Committee’s charter is available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and upon written request.
Trustee Nominee Consideration
Selection Process
The Corporate Governance/Nominating Committee’s process for the recommendation of trustee candidates is described in our Corporate Governance Guidelines. Set forth below is a general summary of the process that the Corporate Governance/Nominating Committee currently utilizes for the consideration of trustee candidates. The Corporate Governance/Nominating Committee may, in the future, modify or deviate from this process in connection with the selection of a particular trustee candidate.
•The Corporate Governance/Nominating Committee develops and from time to time maintains a list of potential candidates for Board membership on an ongoing basis. Corporate Governance/Nominating Committee members and other Board members may recommend potential candidates for inclusion on such list. In addition, the Corporate Governance/Nominating Committee, in its discretion, may seek potential candidates from organizations, such as the National Association of Corporate Directors, that maintain databases of potential candidates, or engage executive search firms to assist in identifying potential candidates. Shareholders may also put forward potential candidates for the Corporate Governance/Nominating Committee’s consideration by submitting candidates to the attention of the Corporate Governance/Nominating Committee at our executive offices in Bethesda, MD. The Corporate Governance/Nominating Committee screens potential candidates in the same manner regardless of the source of the recommendation.

•The Corporate Governance/Nominating Committee reviews the attributes, skill sets and other qualifications for potential candidates (as discussed below) from time to time and may modify them based upon the Corporate Governance/Nominating Committee’s assessment of the needs of the Board and the skill sets required to meet those needs.
•When the Corporate Governance/Nominating Committee is required to recommend a candidate for nomination for election to the Board at an annual or special meeting of shareholders, or otherwise expects a vacancy on the Board to occur that the Board would like to fill, it commences a candidate selection process by reviewing all potential candidates against the current attributes, skill sets and other preferred qualifications in order to determine whether a candidate is suitable for Board membership. The Corporate Governance/Nominating Committee also annually evaluates each potential nominee’s prior services on and contributions to the Board, if any, and considers such nominee’s public company leadership positions and other outside commitments, prior to recommending a nominee for election or re-election to the Board. This review may also include an examination of publicly available information and consideration of the NYSE independence requirements, the number of boards on which the candidate serves, the possibility of interlocks, other requirements or prohibitions imposed by applicable laws, regulations or Elme policies and practices, and any actual or potential conflicts of interest. The Corporate Governance/Nominating Committee then determines whether to remove any candidate from consideration as a result of the foregoing review. Thereafter, the Corporate Governance/Nominating Committee determines a proposed interview list from among the remaining candidates and discusses such interview list to the Board.
•Following the Board’s approval of the interview list, the Chair of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees, interview the potential candidates on such list. After the completion of candidate interviews, the Corporate Governance/Nominating Committee determines a priority ranking of the potential candidates on the interview list and discusses such priority ranking to the Board.
•Following the Board’s discussion of the priority ranking with the Board, the Chair of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees, contact the potential candidates based on their order in the priority ranking. When a potential candidate indicates his or her willingness to accept nomination to the Board, the recommendation process is substantially complete. Subject to a final review of eligibility under Elme policies and applicable laws and regulations using information supplied directly by the candidate, the Corporate Governance/Nominating Committee then recommends the candidate for nomination.
The Corporate Governance/Nominating Committee’s minimum qualifications and specific qualities and skills required for trustees are also set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines currently provide that each trustee candidate, at a minimum, should possess the following attributes:

integrity, trustworthiness, business judgment, credibility, collegiality, professional achievement, constructiveness and public awareness. Our Corporate Governance Guidelines also provide that, as a group, the independent trustees should possess the following skill sets and characteristics: financial acumen equivalent to the level of a public company chief financial officer or senior executive of a capital market, investment or financial services firm; operational or strategic acumen germane to the real estate industry; public and/or government affairs acumen; corporate governance acumen, gained through service as a senior officer or director of a publicly-owned corporation or through comparable academic or other experience; and diversity in terms of age, race, gender, ethnicity, geographic knowledge, industry experience and expertise, board tenure and culture. Additionally, our Corporate Governance Guidelines provide that no person shall be nominated for election as a trustee after his or her 75th birthday, except under circumstances set forth in the Corporate Governance Guidelines.
The Board maintains a policy with regard to consideration of various qualities when identifying trustee nominees. Consistent with this policy, the Corporate Governance/Nominating Committee considers qualities such as age, race, gender, ethnicity, geographic knowledge, industry experience and expertise, board tenure and culture as a factor in the selection of trustee nominees. The Board believes that the best decisions can be made when a variety of viewpoints contribute to the process.
Related Party Transactions Policy
Our Board has adopted a written policy regarding transactions with related persons, which we refer to as our “related party transactions policy.” Our related party transactions policy requires that a “related party,” which is defined as (i) any person who is or was a trustee, nominee for trustee, or executive officer of the Company at any time since the beginning of the last fiscal year, even if such person does not presently serve in that role; (ii) any person known by the Company to be the beneficial owner of more than 5% of the Company’s common shares when the related party transaction in question is expected to occur or exist (or when it occurred or existed); and (iii) any person who is or was an immediate family member of any of the foregoing when the related party transaction in question is expected to occur or exist (or when it occurred or existed), must promptly disclose any “related party transaction” (defined as any transaction directly or indirectly involving any related party that is required to be disclosed under Item 404(a) of Regulation S-K) to the Chief Administrative Officer. Related party transactions must be approved or ratified by either the Audit Committee or the full Board.
The policy provides that the Audit Committee or the full Board shall review transactions subject to the policy and decide whether to approve or ratify those transactions. In evaluating whether a transaction may be a Related Party Transaction, the Board or the Audit Committee may consider such factors as it deems appropriate, which factors may include, without limitation:
•the related party’s interest in the related party transaction;
•the approximate dollar value of the amount involved in the related party transaction;
•whether the transaction was undertaken in the ordinary course of business of Elme;

•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to Elme of, the transaction; and
•any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Communications with the Board
The Board provides a process for shareholders and other interested parties to send communications to the entire Board or to any of the trustees. Shareholders and interested parties may send these written communications c/o Corporate Secretary, Elme Communities, 7550 Wisconsin Avenue, Suite 900, Bethesda, MD 20814. All communications will be compiled by the Corporate Secretary and submitted to the Board or the Lead Independent Trustee on a periodic basis.
Corporate Governance Guidelines
Elme has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines, as well as the Committee Charters, are available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and upon written request.
Code of Business Conduct and Ethics
Elme has adopted a Code of Business Conduct and Ethics that applies to all of its trustees, officers and employees. The Code of Business Conduct and Ethics is available on our website, www.elmecommunities.com, under the heading “Investors” and subheading “Governance - Governance Documents,” and available upon written request. Elme intends to post on our website any amendments to, or waivers from, the Code of Business Conduct and Ethics promptly following the date of such amendment or waiver.
Trustee Compensation
General
Periodically, our Compensation Committee reviews, with advice from Ferguson Partners Consulting L.P. (“FPC”), our independent compensation consultant, the compensation for our trustees. Our trustee compensation was last revised in 2019 and took effect immediately following the 2020 Annual Meeting. Under our trustee compensation program, each non-employee trustee receives an annual cash retainer of $55,000. The Lead Independent Trustee is entitled to an additional annual cash retainer of $50,000. Each non-employee trustee who serves as a chair of one of the standing committees of the Board of Trustees, and each non-chair member of a standing committee, receives an additional retainer as follows:

In addition, each of our non-employee trustees also receives an annual $100,000 common share grant, 50% of which is awarded on December 15 of each calendar year with the remaining 50% awarded on the earlier of the date of the annual meeting of shareholders or May 15. The number of common shares is determined by the closing price of the common shares on the date of grant and are fully vested on the date of the grant.
No additional fees are paid to any trustee for their attendance at any Board or committee meeting.
Elme has adopted a non-qualified deferred compensation plan for non-employee trustees. The plan allows any non-employee trustee to defer a percentage or dollar amount of his or her cash compensation and/or all of his or her share compensation. Cash compensation deferred is credited with interest equivalent to the weighted average interest rate on Elme’s fixed-rate bonds as of December 31 of each respective calendar year. A non-employee trustee may alternatively elect to designate that all of his or her annual board retainer and/or all of his or her share compensation be converted into restricted share units (“RSUs”) at the market price of common shares as of the end of the applicable quarter. The RSUs are credited with an amount equal to the corresponding dividends paid on Elme’s common shares. Following a trustee’s separation from service, the deferred compensation plus earnings can be paid either in a lump sum or, in the case of deferred cash compensation only, in installments pursuant to a prior election of the trustee. Compensation deferred into RSUs is paid in the form of shares. Upon a trustee’s death, the trustee’s beneficiary will receive a lump sum payout of any RSUs in the form of shares, and any deferred cash compensation will be paid in accordance with the trustee’s prior election either as a lump sum or in installments. The plan is unfunded, and payments are to be made from general assets of Elme.
Trustee Ownership Policy
The Board has adopted a trustee share ownership policy for non-employee trustees. Under the policy, each trustee is required to retain an aggregate number of common shares the value of which must equal at least five times the annual cash retainer at the time of their election to the board (the “Ownership Minimum”).
In order to calculate the required number of shares, the annual cash retainer at the time of a trustee’s election (or, if later, the policy implementation date of July 23, 2014) is multiplied by five, with the resulting product then being divided by the average closing price for the 60 days prior to the date of election (or appointment) (or, if later, the policy implementation date). Each non-employee trustee is required to meet the threshold within five years after his or her initial election to the Board. Trustees whose initial election was more than five years before the policy implementation date were required to have met their ownership goal on the policy implementation date. The aggregate number of common shares required to be held by each trustee is determined based on the market value of common shares over the 60 trading days prior to the first date of election (or appointment), as applicable. Once established, a trustee’s common share ownership goal will not change because of changes in his or her annual retainer or fluctuations in Elme’s common share price.
While a trustee serves on the Board, until a trustee has met the Ownership Minimum, common shares received by trustees as compensation are restricted in transfer.

Trustee Compensation Table
The following table summarizes the compensation paid by Elme to our non-employee trustees who served on the Board for the fiscal year ended December 31, 2024. All share awards are fully vested. See “Principal and Management Shareholders - Trustee and Executive Officer Ownership” on page 38 for information on each Trustee’s beneficial ownership of shares. Mr. McDermott does not receive any compensation for his service as a member of the Board.

(a)	(b)	(c)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Total ($)
Jennifer S. Banner	72,500	99,974	172,474
Benjamin S. Butcher	122,500	99,974	222,474
Susan Carras	70,000	99,974	169,974
Ellen M. Goitia	82,500	99,974	182,474
Thomas H. Nolan, Jr.	80,000	99,974	179,974
Vice Adm. Anthony L. Winns (RET.)	76,500	99,974	176,474
1    Column (c) represents the total grant date fair value of all equity awards computed in accordance with FASB ASC Topic 718.
Rod D. Sturzenegger began serving as a trustee on March 19, 2025, and therefore did not receive any compensation in 2024.

Executive Officers
Set forth below is certain information regarding each of our current executive officers as of April 17, 2025, other than Mr. McDermott, who is both an executive officer and a trustee and whose biographical information can be found on page 16. There are no family relationships between any trustee and/or executive officer.
The following table contains information regarding our current executive officers.

NAME OF EXECUTIVE OFFICER	AGE	POSITION
Paul T. McDermott	63	President and Chief Executive Officer
Tiffany M. Butcher	46	Executive Vice President and Chief Operating Officer
Steven M. Freishtat	50	Executive Vice President and Chief Financial Officer
Susan L. Gerock	58	Senior Vice President and Chief Information Officer
W. Drew Hammond	51	Senior Vice President, Chief Administrative Officer and Treasurer
Each of the executive officers listed above are our named executive officers (“NEOs”).

Please see “Proposal 1: Election of Trustees — Trustees” for information regarding Paul T. McDermott.

Current Executive Officers

TIFFANY M. BUTCHER	Age 46
Executive Vice President and Chief Operating Officer

Ms. Butcher joined Elme Communities in July 2023 and serves as Executive Vice President and COO. In this capacity, she is responsible for guiding the company’s operating strategy, advancing and implementing operational improvements and aligning the day-to-day operations and asset management with the strategic goals set by the CEO and Board of Trustees. Prior to joining Elme Communities, Ms. Butcher held various positions at JBG SMITH Properties from 2007 through July 2023. She was named JBG SMITH’s Chief Residential Officer in January 2023 and previously served as Executive Vice President from 2017 to 2023. In these roles at JBG SMITH, Ms. Butcher led the development and execution of the operating strategy for over 11,000 multifamily apartments under management throughout the Washington, DC area, led organizational change initiatives centered on customer service and creating onsite efficiencies, and managed a regional and corporate team overseeing hundreds of onsite employees. Ms. Butcher holds a Master of Business Administration from Harvard Business School and a bachelor’s degree from the University of Virginia. She serves on the Board of the Boys & Girls Clubs of Greater Washington and on the Board and Compensation Committee of The House DC.

STEVEN M. FREISHTAT	Age 50
Executive Vice President and Chief Financial Officer

Mr. Freishtat joined Elme in November 2015 and was promoted to Executive Vice President, Chief Financial Officer in March 2023. In this capacity, he is responsible for managing finance, investor relations, and research operations. He previously served as Elme's Vice President, Finance, from 2020 to 2023, Senior Director, Finance, from 2018 to 2020, Director, Finance, from 2017 to 2018 and Finance Manager from 2015 to 2017. Prior to joining Elme, Mr. Freishtat held positions at CapitalSource Inc. from 2004 to 2015, most recently as Vice President, Corporate Finance, and at Marriott International. Mr. Freishtat holds a Bachelor of Science degree in Finance from Indiana University and a Masters of Business Administration from the Goizueta School of Business at Emory University.

SUSAN L. GEROCK	Age 58
Senior Vice President and Chief Information Officer

Ms. Gerock joined Elme in April 2016 as Vice President, Information Technology and Chief Information Officer. In February 2022, Ms. Gerock was promoted to Senior Vice President, Chief Information Officer. In such capacity, she is responsible for the leadership, integrative management and direction for company information systems including corporate-wide planning, budgeting for information technologies and coordination and integration of all company information technology and cybersecurity matters. She has over 29 years of management and information technology experience in commercial real estate, manufacturing, and retail. Prior to joining Elme, she held various roles at COPT Defense Properties, her most recent serving as Senior Vice President and Chief Information Officer. She previously served as a Senior Information Technology Director for CarrAmerica, an NYSE-listed office REIT and as an Information Technology Director for Archstone-Smith. Ms. Gerock holds an undergraduate degree from The College of William & Mary and holds a Master of Science, Management of Information Technology degree from the University of Virginia, McIntire School of Commerce. Ms. Gerock serves on the Board of Directors of 826DC and OSCRE International.

W. DREW HAMMOND	Age 51
Senior Vice President, Chief Administrative Officer and Treasurer

Mr. Hammond joined Elme Communities in October 2012 and serves as Senior Vice President, Chief Administrative Officer and Treasurer, a position he has held since September 2023. In his current capacity, he oversees the company’s day-to-day operations, facilitates corporate strategic planning, and provides input for strategy and companywide goal setting. He also oversees the accounting, human resource, legal and treasury functions. Prior to September 2023, he served as Vice President, Chief Accounting Officer 2015 until March 2023, and Senior Vice President and Chief Accounting Officer from March 2023 until September 2023. Prior to joining Elme Communities, Mr. Hammond held various roles at CapitalSource, Inc. from 2003 to 2012, most recently as Controller. Prior to CapitalSource, Mr. Hammond was a Senior Manager at Ernst & Young LLP from May 2002 to December 2003, and held various positions in the assurance practice at Arthur Andersen LLP from 1995 to 2002. Mr. Hammond earned a Bachelor of Science in Business Administration and Accounting from Washington and Lee University and is a certified public accountant.

CORPORATE RESPONSIBILITY
At Elme Communities, we embed environmental, social, and governance (“ESG”) practices into every aspect of our business, with oversight by our Board of Trustees. Our robust ESG program touches all departments and focuses on key issues such as determining meaningful ways to reduce our greenhouse gas (“GHG”) emissions with positive returns on investments, incorporating Diversity, Equity, Inclusion, and Accessibility (“DEIA”) to better reflect our communities, and ensuring our employees are well trained for their respective roles and on a pathway to career development. Additionally, our ESG strategy remains crucial to our value creation and risk reduction strategies.
For more information on Elme Communities initiatives, visit the ESG section of our website at https://www.elmecommunities.com/esg. This includes our most recent ESG Report, Code of Business Conduct and Ethics, Environmental Policy, Human Rights Statement, Political Contributions Policy, and Vendor Code of Conduct. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
Environmental Matters
Sustainable Leadership in the Multifamily Space
Mitigating energy, water, waste, and greenhouse gas emissions is an essential part of effective property management. For the value-add multifamily sector, which has often appeared to lack investment in sustainability and efficiency opportunities, we are proud to say that we are raising the bar for sustainability advancement. As the first in the country to achieve Building Research Establishment Environmental Assessment Methodology (“BREEAM”) certification for existing multifamily properties, we paved a new path for the Class B multifamily space to deliver superior efficiency and sustainability performance, and in 2024, we recertified our eight BREEAM-certified communities. Additionally, over 1 million square feet of our multifamily assets hold Fitwel Health and Wellness certifications. In fact, in 2024, over 7 million square feet of our multifamily assets held at least one sustainability certification, such as BREEAM, LEED, Fitwel and ENERGY STAR, representing more than 75% of our multifamily community square footage.
We are committed to bringing all of our properties, including both new acquisitions and new developments, up to Elme Communities' standard of delivering superior efficiency and sustainability performance for our residents.
Net Zero Carbon Commitment
Understanding our GHG emissions and following a path to limit our contributions to climate change is a top priority for our organization. In 2022, we joined the U.S. Department of Energy’s Better Climate Challenge, further confirming our commitment to reducing our carbon emissions over the next ten years, as well as sharing our strategies to help other organizations reduce carbon and save energy. This is in tandem with our participation in Urban Land Institute’s Greenprint program, where we have committed to reducing our Scope 1 and 2 GHG emissions to Net Zero by 2050.

Social Matters
Employee Benefits, Training, and Safety
We support our employees with a robust and competitive employee benefits program, including a flexible vacation policy, parental leave, 401(k) matching, tuition reimbursement, an Employee Assistance Program, and other programs. Additionally, we have a wellness program that provides fun, engaging challenges to encourage employees to continuously improve their physical, mental, and financial well-being.
All employees receive ethics and Code of Business Conduct and Ethics training upon hire and must review and recertify their knowledge of these items annually. This training is completed through our online training platform and in person training sessions with the human resource team. Additionally, employee training covers the identification and prevention of workplace harassment and discrimination, how to foster a healthy and safe environment, diversity and inclusion, cybersecurity, sustainability and environmental awareness, and disaster/emergency awareness and procedures. Role-specific training is provided by each individual department.
Our goal is to provide a safe, healthy environment for our employees and residents. We do this by establishing policies and procedures aimed to reduce risk, implementing safety training addressing potential perils, creating awareness around common incidents (and how to avoid them), and celebrating safety champions.
Diversity Initiatives
Elme Communities’ DEIA Initiative is a long-term commitment to promoting an environment where each individual feels comfortable being their most authentic selves. We believe diversity of backgrounds, experiences, cultures, ethnicities, and interests leads to new ways of thinking and drives engagement and organizational success. Our Cultural Advisory Board (“CAB”) is overseen by our senior leadership team. The CAB has responsibilities that include finding new initiatives to increase employee engagement, developing community service opportunities to engage with our communities, listening to the concerns of our team members, and supporting key initiatives like inclusion and accessibility.
We engage with DEIA experts to support our organization in defining measurable key performance indicators around success of the program for key areas including workplace equity, workforce diversification, supplier diversity, community impact, and employee engagement.

We continue to monitor key diversity metrics, including age, self-identified ethnic origin and self-identified gender across new hires, senior management, executives and total employees.
As a multifamily owner, it is critical all employees understand unconscious bias and the requirements around fair housing. Every employee of our organization from asset managers to accountants receives Fair Housing training.

Human Rights
The Company also has a human rights policy, which in line with the United Nations Guiding Principles on Business and Human Rights, takes direction from the United Nations International Bill of Human Rights and the International Labor Organization Declaration of Fundamental Principles and Rights at Work. Our human rights policy covers health, safety and wellbeing policies, anti-discrimination and harassment policies and ethical workplace guidelines.
Vendor Code of Conduct
We are also committed to developing and operating our communities and business in an ethical and responsible manner and have a vendor code of conduct which sets expectations for all vendors and suppliers, including with respect to anti-bribery and corruption, record keeping, conflicts of interest, human rights, labor standards, and discrimination.

Financial Inclusion
Financial inclusion aims to increase the availability and equality of financial service opportunities, remove barriers to the financial sector, and enable individuals to improve their financial wellbeing. These loans provide helpful financial support for our residents which benefits our company.
In 2024, we worked with our partner Esusu to report on-time rent payments to all three credit bureaus at no cost to residents, providing an opportunity for all residents to build their credit. This initiative follows a “do no harm” mindset. Therefore, only on-time payments—not delinquencies—are reported. In addition to credit reporting, the rent reporting platform offers and provides housing stability loans for residents experiencing financial hardship who qualify for the program. These interest-free loans provide up to three months’ rent relief, enabling residents to remain housed during difficult times.
In 2024, Elme had over 14,000 residents (over 97%) participate in the credit reporting program, and approximately 200 individuals/families have received interest-free housing loans since the start of our partnership. These programs support the short- and long-term financial wellbeing of our residents.
Corporate Governance Matters
The Board of Trustees is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of Elme and our shareholders and strengthen Board and management accountability.

Corporate Governance Highlights

WHAT WE DO
☑	Annual Election of Trustees. All of our Trustees stand for election annually.
☑
Majority Voting Standard for Trustees with Trustee Resignation Policy. Our bylaws include a majority-voting standard for the election of Trustees in uncontested elections. Under our Corporate Governance Guidelines, any incumbent Trustee who fails to receive the required vote for re-election is expected to offer to resign from our Board of Trustees.

☑	Concurrent Shareholder Power to Amend our Bylaws. Our bylaws may be amended by either our shareholders or the Board.
☑	Independent Board. Seven of our eight Trustees are independent and all members serving on our Audit, Compensation and Corporate Governance/Nominating Committees are independent.
☑
Lead Independent Trustee. Our Lead Independent Trustee ensures strong, independent leadership and oversight of our Board of Trustees by, among other things, presiding at executive sessions of the independent Trustees.

☑	Board Evaluations. Our Corporate Governance/Nominating Committee oversees annual evaluations of our Board and its committees.
☑	Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business.
☑	Code of Ethics. A robust Code of Business Conduct and Ethics is in place for our Trustees, officers and employees.
☑	Clawback Policy. Our Board has adopted a formal clawback policy consistent with SEC rules and NYSE listing standards.
☑	Anti-Hedging and Anti-Pledging. Our Trustees, executive officers and employees are subject to anti-hedging and anti-pledging policies.
☑	Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes to shareholder for their consideration and vote.
☑
Sustainability. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our shareholders. We publish an annual report on the achievement of our sustainability goals.

☑	No Over-boarding. Our Corporate Governance Guidelines limit Trustee membership on other public company boards to three other public company boards in addition to our Board.
☑	Shareholder-requested Meetings. Our bylaws permit shareholders to request the calling of a special meeting.
☑	No Poison Pill. No Shareholder Rights Plan in effect.
☑	Share Ownership Policy. We maintain a share ownership policy applicable to our Trustees and executive officers.
☑
Elected Out of Section 3-803 of MUTA. In March 2025, the Board approved a resolution that prohibits us from electing to be subject to Section 3-803 of the Maryland Unsolicited Takeovers Act (“MUTA”), which would have permitted us to classify our Board without shareholder approval. This prohibition has been set forth in Articles Supplementary to our Articles of Amendment and Restatement of Declaration of Trust, and such prohibition may not be repealed unless first approved by the affirmative vote of at least a majority of the votes cast on the matter by our shareholders entitled to vote on such matter.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS
Trustee and Executive Officer Ownership
The following table sets forth certain information concerning all common shares beneficially owned as of April 11, 2025 by each current Trustee and Trustee Nominee, by each of the NEOs and by all current Trustees and executive officers as a group. Unless otherwise indicated, the voting and investment powers for the common shares listed are held solely by the named holder and/or the holder’s spouse.

Name	Common Shares Owned [1]	Percentage of Total
Jennifer S. Banner	26,855	*
Benjamin S. Butcher	87,824	*
Tiffany M. Butcher	58,200	*
Susan Carras	7,949	*
Steven M. Freishtat	48,835	*
Susan L. Gerock	73,729	*
Ellen M. Goitia	41,389	*
W. Drew Hammond	57,729	*
Paul T. McDermott	669,760	*
Thomas H. Nolan, Jr.	53,200	*
Ron D. Sturzenegger	—	*
Vice Adm. Anthony L. Winns (RET.)	66,396	*
All Trustees and Executive Officers as a group (12 persons)	1,191,866	1.4%

1    Includes common shares issuable, pursuant to vested RSUs as follows: Ms. Banner, 26,855; Mr. Butcher, 87,824; Ms. Carras, 6,371; Mr. Nolan, 51,223; Mr. Winns, 66,396; and all Trustees as a group, 238,669.
* Less than 1%.
** Ms. Butcher, our Chief Operating Officer, and Mr. Butcher, our lead independent trustee, are not related.

5% Shareholder Ownership
Elme, based upon Schedules 13G filed with the SEC, believes that the following persons beneficially own more than 5% of the outstanding common shares as of April 11, 2025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	17,168,301	1	19.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,163,157	2	16.1%
FMR LLC 245 Summer Street Boston, MA 02210	5,817,166	3	6.6%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114	5,725,414	4	6.5%
1    Based upon the most recently filed Schedule 13G/A filed on January 19, 2024. BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 16,768,247 of these shares and sole dispositive power with respect to 17,168,301 of these shares. The Schedule 13G/A further indicates that the following subsidiaries of BlackRock acquired the shares reported on the Schedule 13G/A: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (which beneficially owns 5% or greater of the outstanding shares of the security class being reported on the Schedule 13G), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd.
2    Based upon the most recently filed Schedule 13G/A filed on February 13, 2024. The Vanguard Group has shared voting power with respect to 130,871 of these shares, sole dispositive power with respect to 13,940,508 of these shares, and shared dispositive power with respect to 222,649 of these shares.
3     Based upon the most recently filed Schedule 13G/A filed on February 9, 2024. FMR, LLC has sole voting power with respect to 5,815,880 of these shares and sole dispositive power with respect to 5,817,166 of these shares. Abigail P. Johnson reports sole dispositive power with respect to 5,817,166 shares. The Schedule 13G/A further indicates that the following subsidiaries of FMR LLC acquired the shares reported in the Schedule 13G: FIAM LLC, Fidelity Management & Research Company and Strategic Advisers LLC. The Schedule 13G/A further indicates that Abigail P. Johnson is a director, the Chairman and Chief Executive Officer of FMR LLC.
4    Based upon the most recently filed Schedule 13G/A filed on January 29, 2024. State Street Corporation has shared voting power with respect to 4,615,641 of these shares and shared dispositive power with respect to 5,716,814 of these shares. The Schedule 13G/A further indicates that the following subsidiaries of State Street Corporation acquired the shares reported on the Schedule 13G/A: SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd, State Street Global Advisors Europe Limited and State Street Global Advisors Trust Company.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Description of Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we provide our shareholders, annually, with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers, or NEOs, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This proposal is commonly known as a Say-on-Pay vote.
Please review the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” for additional details regarding our executive compensation program. Please note, in particular the portion entitled “Compensation Objectives and Components” on page 42 which describes significant components of our executive compensation program and actions taken by the Compensation Committee during and with respect to the 2024 compensation year.
We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that Elme’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Elme’s Proxy Statement for the 2025 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure contained in this proxy statement.”
As provided by the Dodd-Frank Act, this vote is advisory, and therefore not binding on Elme, the Board or the Compensation Committee. However, the Board and Compensation Committee value the views of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Voting Matters
Under our bylaws, approval of the Say-on-Pay vote requires the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote.
Notwithstanding the approval requirements set forth in the previous paragraph, the vote remains advisory, and the Board and Compensation Committee value the opinions of our shareholders regardless of whether approval (as defined in the previous paragraph) is actually obtained.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

COMPENSATION DISCUSSION AND ANALYSIS
Our 2024 performance highlights include:

☑	Delivered same-store revenue growth of 3.3% which was among the highest in our sector, and revenue and NOI growth that was above our initial 2024 expectations
☑	Achieved same-store resident retention of 66% while capturing very strong same-store renewal lease rate growth of 5.1%
☑	Launched Elme Resident Services (ERS), our shared services department, focused on streamlining community operations and enhancing process efficiencies across resident account management, collections and renewals
☑	Elevated residents’ living experiences by renovating approximately 500 homes while achieving a 17% average return on investment (ROI)
☑	Deployed managed WiFi, our high-speed bulk internet program, at 7 communities
☑	Maintained our strong, investment-grade balance sheet
☑	Achieved sustainability certifications for 75% of our multifamily communities by square footage
☑	Achieved recognition within ENERGY STAR Certification Nation by achieving ENERGY STAR Certifications at over 37% of communities by square footage
☑
Our MSCI ESG Rating increased to an “A”, we continue to be classified as “Prime” within the ISS ESG Corporate Rating program, and our Sustainalytics ESG Risk Profile decreased to 9.8 with a “Negligible Risk” rating.

☑	On February 13, 2025, Elme announced that the Board initiated a formal review to evaluate strategic alternatives for Elme in an effort to maximize shareholder value.
* Please refer to the Financial Reporting Annex included in this Proxy Statement for related definitions and reconciliations to the most directly comparable generally accepted accounting principles (“GAAP”) financial measure.
Compensation Objectives and Components
The primary goals of our executive compensation program are to attract and retain the best executive talent while aligning the interests of our executives with those of our shareholders. We believe that providing salaries that fairly reward executives for their value to the organization is a critical base element of compensation. We also view performance-based compensation as a means to further motivate and reward our executives for achievement of our strategic and financial objectives. As a result, a substantial portion of our executive compensation program is performance-based.

A summary of some of the key attributes - what we do and what we don’t do - that define our program is set forth below:

What We Do	What We Don’t Do
We pay for performance - the vast majority of any executive officer’s total compensation being based on performance and therefore “at-risk”	Change in control agreements do not provide for single trigger cash severance payments
We use multiple and balanced performance measures in our STIP established for each performance period	We do not provide tax gross-ups with respect to payments made in connection with a change in control
Payments under our STIP and LTIP are capped	We do not allow hedging or pledging of our shares
We use total shareholder return in our LTIP	We do not guarantee minimum STIP or LTIP payouts or annual salary increases
We have implemented a clawback policy consistent with SEC rules and NYSE listing standards	We do not pay dividends on performance-based restricted shares until the performance period ends
We have robust share ownership guidelines (which apply to executive officers and Trustees)
Compensation Committee has engaged an independent compensation consultant
For 2024, our executive compensation program primarily consisted of base salary, our short-term incentive plan (the “STIP”) and our long-term incentive plan (the “LTIP”). The STIP for 2024 consisted solely of a cash component. The LTIP consisted of awards of unrestricted shares and restricted shares. The additional components of our executive compensation program are described below under “Other Executive Compensation Components.”
The Compensation Committee makes compensation decisions after careful analysis of performance information and market compensation data. In developing our executive compensation program, the Compensation Committee established the following compensation guidelines:
•executive base salaries should generally approximate the median base salary of our peer group, but there should also be flexibility to address particular individual circumstances that might require a different result, and
•total direct compensation should result in pay levels consistent with the 75th percentile of our peer group only in circumstances where management has achieved “top level performance” in operational performance and strategic initiatives.
An executive’s salary and total direct compensation are not mechanically set to be a particular percentage of the peer group median. Instead, the Compensation Committee reviews the executive’s compensation relative to the peer group to help the Compensation Committee perform its overall analysis of the compensation opportunity for each executive. Peer group data is not used as the determining factor in setting compensation because (1) the executive’s role and experience within the Company may be different from the officers at the peer companies, (2) the compensation for officers at the peer companies may be the result of over- or under-performance and (3) the Compensation Committee believes that ultimately the decision to establish target compensation for a particular executive should be based on its members’ own business judgment with respect to the compensation opportunity for each executive, taking into account advice from FPC, as noted below.
Say-On-Pay Results and Consideration

Because our recent “say-on-pay” advisory votes received the approval of a very significant percentage of those shareholders voting (i.e., approval from holders of more than 96%, 94%, and 95% of our shareholders who cast votes in 2022, 2023 and 2024, respectively), the Compensation Committee considered such results and did not implement programmatic changes to our executive compensation program motivated by the shareholder advisory vote.

Following the say-on-frequency vote at the 2023 annual meeting, the Board determined that, consistent with the vote of the shareholders, Elme would continue to hold future say-on-pay votes on an annual basis until the next required vote regarding frequency of “say-on-pay” votes is conducted in 2029.

Role of Compensation Consultant and 2024 Peer Group Analysis
Pursuant to the Compensation Committee charter, the decision to retain an independent consultant (as well as other advisors) is at the sole discretion of the Compensation Committee, and any such independent consultant works at the direction of the Compensation Committee. Pursuant to such authority, the Compensation Committee engaged the services of FPC, as an independent executive compensation consultant, to provide advice and counsel in carrying out its duties. In establishing 2024 executive compensation levels, the Compensation Committee Chair worked with FPC to determine the scope of work to be performed to assist the Compensation Committee in its decision-making processes. FPC incurred approximately $45,500 in 2024 for its services in providing advice on executive compensation. In conducting its work on 2024 executive compensation levels for the Compensation Committee, FPC also interacted with other members of the Compensation Committee, the Lead Independent Trustee, the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Senior Vice President and Chief Administrative Officer. FPC also provided the Compensation Committee with competitive pay analyses regarding both the broader market and a group of public REITs. FPC also provided the Compensation Committee with market data on executive pay practices and levels. FPC attended Compensation Committee meetings and, upon request by the Compensation Committee, executive sessions to provide advice and counsel regarding decisions facing the Compensation Committee.

The Compensation Committee has reviewed its relationship with FPC to ensure that FPC is independent from management. This review process includes a review of the services FPC provides, the quality of those services, and fees associated with the services during the fiscal year, as well as consideration of the factors impacting independence that are set forth in NYSE rules.
The Compensation Committee worked with FPC to develop the comparative 12-company peer group below. FPC then conducted a market analysis of executive compensation packages, practices and pay levels based on this group. Due to Elme’s unique geographic focus, it is difficult to construct a peer group that matches Elme’s exact business model; however, the Compensation Committee, with FPC’s consultation, believes the companies identified below were suitable peers for 2024, as they (i) fell between 0.4 and 3.5 times the size of Elme based on total market capitalization, (ii) own and/or operate multifamily and/or commercial properties, and (iii) are self-advised and internally managed. FPC compared the compensation of Elme’s NEOs to the compensation of similarly situated executives employed by companies in Elme’s peer group.

Peer	Industry	Market Capitalization ($MM) as of December 31, 2024
Independence Realty Trust, Inc.	Multifamily	$4,698
Veris Residential, Inc.	Multifamily	1,689
UMH Properties, Inc.	Manufactured Home	1,546
JBG SMITH Properties	Diversified	1,511
Elme Communities	Multifamily	1,344
Apartment Investment and Management Company	Multifamily	1,320
Easterly Government Properties, Inc.	Office	1,288
Centerspace	Multifamily	1,171
Piedmont Office Realty Trust, Inc.	Office	1,135
Armada Hoffler Properties, Inc.	Diversified	1,037
Brandywine Realty Trust	Office	963
CTO Realty Growth, Inc.	Diversified	624
Global Medical REIT Inc.	Health Care	557
FPC’s data compared the compensation of Elme officers based on base salary and total direct compensation, which included base salary, annual incentive compensation and target value of long-term incentive compensation. The Compensation Committee considers the amount and mix of base and variable compensation by referencing, for each executive level and position, the prevalence of each element and the level of compensation that is provided in the market based on the FPC comparison analysis.
The Compensation Committee takes into account current financial performance in its evaluation of executive compensation. In particular, as it pertains to 2024, the Compensation Committee took into account key priorities that were critical to achieving the overarching goal of positioning the Company as an efficient, customer-focused operator that is prepared to scale, such as a multiyear initiative focused on building a culture of customer service excellence and continuing to evolve the Company's operating platform with the implementation of new technology and business process improvements, among others, as well as the Company's absolute performance, performance relative to other companies in the industry and external circumstances that impacted the Company’s performance. The Compensation Committee does not delegate any of its principal functions or responsibilities.
Role of Executives
The Compensation Committee believes management input is important to the overall effectiveness of Elme’s executive compensation program. The Compensation Committee believes the advice of an independent consultant should be combined with management input and the business judgment of the Compensation Committee members to arrive at a proper alignment of compensation philosophy, programs and practices.
The President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Senior Vice President and Chief Administrative Officer are the management members who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on aligning compensation strategies with our business strategy and on how well our compensation programs appear to be working.
Target Compensation
The targeted compensation by component for our Chief Executive Officer (“CEO”) and all other NEOs in 2024 was as follows:

Base Salary
The annual base salaries for our NEOs, as determined by our Compensation Committee for our President and Chief Executive Officer and by our President and Chief Executive Officer for our Executive Vice Presidents and Senior Vice Presidents, were as follows:

Position	Name	2024	2023	2022
President and Chief Executive Officer	Paul T. McDermott	$750,000	$750,000	$750,000
Executive Vice President and Chief Financial Officer	Steven M. Freishtat[1]	325,000	325,000	—
Executive Vice President and Chief Operating Officer	Tiffany M. Butcher[2]	425,000	425,000	—
Senior Vice President and Chief Information Officer	Susan L. Gerock	315,000	315,000	315,000
Senior Vice President, Chief Administrative Officer and Treasurer	W. Drew Hammond[3]	315,000	315,000	—
1    Mr. Freishtat was appointed as an executive officer effective as of March 1, 2023.
2    Ms. Butcher joined Elme and was appointed as an executive officer effective as of July 10, 2023.
3    Mr. Hammond was appointed as an executive officer effective as of September 19, 2023.

The Compensation Committee, acting in consultation with FPC, reviews and approves salary recommendations annually based on the considerations described above. The 2024 compensation for each of our NEOs was determined based on a review of publicly disclosed compensation packages of executives of other public real estate companies and was intended to ensure that executive salaries generally approximate the median of the peer group.
Short-Term Incentive Plan (STIP)
Under the STIP, all NEOs have the opportunity to receive an annual bonus award, payable in cash following completion of the one-year performance period, based on the achievement of certain performance measures that are established for each performance period. Each year, the Compensation Committee will establish the threshold, target and high performance goals for each performance measure, as well as the weighting attributable to each such performance measure, with the aggregate weighting for all such performance measures to total 100%. Such performance measures will consist of one or more financial performance measures and, if determined by the Compensation Committee, individual performance measures.
Upon or following completion of a performance period, the degree of achievement of each financial performance measure will be determined by the Compensation Committee in its discretion (taking into account such items as absolute performance, performance relative to other companies in the industry, challenges faced by Elme and/or positive external circumstances that may have beneficially impacted Elme’s performance, input from the Board and a written presentation on satisfaction of such financial performance goals provided by the President and Chief Executive Officer). If the Compensation Committee determines that the degree of achievement of an applicable financial performance measure fell between threshold and target or between target and high, then the portion of the award dependent upon such financial performance measure shall be determined by linear interpolation. If achievement of the applicable financial performance measure falls below threshold, the portion of the award that is dependent on such financial performance measure will not be paid.
Upon or following completion of a performance period, the degree of achievement of any individual performance measures will be determined by the Compensation Committee in its discretion with respect to the Chief Executive Officer, and by the Chief Executive Officer or other immediate supervisor in his or her discretion with respect to all other participants (subject to final approval by the Compensation Committee), and the Compensation Committee will evaluate the degree of achievement of the individual performance measures on a scale of below 1 (below threshold), 1 (threshold), 2 (target) or 3 (high) or any fractional number between 1 and 3. If the Compensation Committee determines that the degree of achievement of the individual performance is a fractional number between 1 and 3, then the portion of the award that is dependent upon the individual performance measures shall be determined by linear interpolation. If achievement of the individual objectives goal falls below threshold level, the portion of the award that is dependent on the individual objectives goal will not be paid.
Each participant’s total award opportunity under the STIP with respect to a performance period is stated as a percentage of the participant’s annual base salary determined as of the first day of that performance period. For 2024, those percentages are as set forth below:

	Threshold	Target	High
Paul T. McDermott	63%	125%	188%
Steven M. Freishtat	41%	75%	133%
Tiffany M. Butcher	47%	93%	158%
Susan L. Gerock	35%	65%	115%
W. Drew Hammond	30%	60%	105%

The financial and individual performance goals are re-evaluated on an annual basis as to their appropriateness for use with respect to the current performance period and for subsequent annual programs under the STIP based on any potential future changes in business goals and strategy.
The executive can elect to defer 100% of the award pursuant to Elme’s Deferred Compensation Plan for Officers. If the executive makes such election, the cash is converted to RSUs and Elme will match 25% of deferred amounts in RSUs.

2024 STIP Performance Measures
In February 2024, the Compensation Committee determined that the STIP award for 2024 would be evaluated on the achievement of the following performance goals:

	Weighting	Metric
Company Performance Scorecard	30%	Core funds from operations (“Core FFO”) per share
	20%	Multifamily net operating income (“NOI”) growth
	15%	Net debt to Adjusted EBITDA
2024 Initiatives	10%	2024 Initiatives
Individual Objectives	25%	NEO’s achievement of his or her individual goals for the year
* Please refer to the Financial Reporting Annex included in this Proxy Statement for related definitions and reconciliations to the most directly comparable GAAP financial measure.

The Compensation Committee determined that 10% of the STIP for 2024 would be evaluated based on the achievement of two major corporate initiatives that are critical to achieving the overarching goal of positioning the Company as an efficient, customer-focused multifamily operator that is prepared to scale. These initiatives (the “2024 Initiatives”) consisted of:
•Customer Service Excellence: In 2024, the Company launched a multiyear initiative focused on building a culture of customer service excellence. Key components of the initiative include:
◦Developing a shared vision for service excellence that motivates and inspires team members to actively focus on their role in delivering service excellence
◦Providing training and coaching on best practices for delivering service excellence
◦Measuring customer satisfaction and online reputation through surveys and reviews, celebrating success and developing action plans to improve results
◦Creating avenues for team members to share ideas on elevating customer experience and eliminating roadblocks, which is critical to driving continuous improvement
•Innovation: Continue to evolve the Company's operating platform with the implementation of new technology and business process improvements to drive efficiency and margin improvement. Key components of the initiative include:
◦Transitioning resident account management, screening and lease renewal functions to a centralized team to allow onsite teams to focus on leasing and customer service

◦Piloting flexible rent payments solutions and AI technology to assist with rent collection
◦Implementing a deposit alternative to reduce the administrative cost of deposit accounting
◦Testing tiered renewal offers and leveraging automation to secure early commitment
◦Utilizing enhanced technology to improve the lease screening and ID verification process
Each initiative was equally weighted at an assigned number of points and achievement of the major corporate initiatives was determined based on the total number of points earned on a scale of 5 (threshold), 7 (target) or 9 (high).
The Compensation Committee determined that 25% of each NEO’s STIP award for 2024 would be evaluated based on such NEO’s achievement of his or her individual goals for the year.
2024 STIP Performance Results Determined by Compensation Committee

Achievement of 2024 Company Performance Goals (65%)
In the case of Core FFO per share, multifamily NOI growth and net debt to EBITDA goals, management proposed metrics at the beginning of 2024 for measuring threshold, target and high performance levels based on the Company’s business projection and budget materials at that time. These metrics were then extensively reviewed by the Compensation Committee (together with the Board) and approved in February 2024. The resulting approved metrics for each of the financial goals across threshold, target, and high performance levels under the STIP are presented in the table below, along with the 2024 actual results:

	Threshold	Target	High	Weighting	Final Results
Core FFO per share	$0.90	$0.93	$0.96	30%	$0.93
Multifamily NOI Growth	3.3%	5.3%	7.3%	20%	4.3%
Net debt to Adjusted EBITDA	6.0x	5.5x	5.0x	15%	5.7x
At the request of the Compensation Committee, an internal audit was performed to review management’s calculations for the STIP. This internal audit was then presented to the Compensation Committee for its review and acceptance.
Achievement of 2024 Initiatives (10%)
In the case of the 2024 Initiatives, management proposed metrics at the beginning of 2024 for the achievement of the initiatives across threshold (5 points), target (7 points), and high (9 points) performance levels. The breakdown of the potential points for each initiative are presented in the table below, along with the 2024 actual results.

	Potential Points	Final Results
Customer Service Excellence	5	4.25
Innovation	5	4.5
Total	10	8.75

At the conclusion of the performance period, the Compensation Committee evaluated the achievement of the 2024 Initiatives. In making its assessment of the performance of the 2024 Initiatives, the Compensation Committee determined that actual performance fell between target and high performance levels.

Achievement of 2024 Individual Goals
In the case of the individual objectives (25% weighting) portion of the STIP, the Compensation Committee reviewed and determined the performance of Mr. McDermott and Mr. McDermott reviewed and determined the performance of each of the other NEOs (subject to final approval by the Compensation Committee). With respect to the Compensation Committee’s determination of Mr. McDermott’s performance, the Compensation Committee took into account execution of planned operational enhancements, implementation of the multi-year customer service excellence initiative, progress on streamlining processes, enhancing efficiencies and fostering a culture of continuous improvement and stock performance. With respect to Mr. McDermott’s determination of the performance of the other NEOs, Mr. McDermott took into account, and the Compensation Committee considered, the performance in 2024 of each other NEO in leading his or her respective department and the Company as a whole and in contributing to the financial and operational accomplishments of the Company. The final determinations of the Compensation Committee and Mr. McDermott with respect to individual performance are reflected in the actual payout amounts for 2024 under the STIP as presented in the Summary Compensation Table and related footnotes within this Proxy Statement.

STIP Payout Determinations by Compensation Committee
Based on the results outlined above, the Compensation Committee approved the following awards under the STIP in 2024:

	Target 2024 STIP Award	Actual 2024 STIP Award	Actual 2024 STIP Award as a Percentage of Target
Paul T. McDermott	$937,500	$990,000	105.6%
Steven M. Freishtat	243,750	254,150	104.3%
Tiffany M. Butcher	395,250	439,238	111.1%
Susan L. Gerock	204,750	218,768	106.8%
W. Drew Hammond	189,000	212,468	112.4%

Long-Term Incentive Plan (LTIP)
Long-Term Incentive Compensation
Under the LTIP, executives are provided the opportunity to earn awards based on (i) the achievement of performance measures (which may consist of one or more shareholder return measures and one or more strategic measures), which are established for each performance period, and (ii) continued employment with the Company. The Compensation Committee determined the weighting for the performance measures and the time-based measures, which in aggregate total 100%. Each year, the Compensation Committee will establish the threshold, target and high performance goals for each performance measure, and upon or following completion of a performance period, the degree of achievement of each performance measure is determined by the Compensation Committee at its discretion. The awards earned under the LTIP are payable in our common shares of beneficial interest. Because the shares awarded for the achievement of performance measures will be issued only after the three-year performance period has ended, no dividends will be paid on such shares until the actual performance has been achieved. Dividends will be paid on the shares awarded for continued employment from the date of grant. The LTIP is a “rolling” plan, with a new three-year performance period commencing on January 1 of each year.
Each participant’s total award under the LTIP with respect to a performance period is stated as a percentage of the participant’s annual base salary determined as of the beginning of the performance period. For 2024, those percentages are as set forth below:

	Threshold	Target	High

Paul T. McDermott	198%	275%	440%
Steven M. Freishtat	95%	135%	196%
Tiffany M. Butcher	133%	190%	280%
Susan L. Gerock	100%	143%	207%
W. Drew Hammond	70%	100%	145%
The LTIP provides that, following completion of a performance period, 100% of the earned performance-based award associated with such completed performance period vests immediately upon grant.

2024 LTIP Performance Measures Determined by Compensation Committee
In February 2024, the Compensation Committee determined that the allocation of awards for the performance period under the LTIP commencing on January 1, 2024 would be as follows:

			Performance Hurdles
Pay Element	Weighting	Metric	Threshold	Target	High
Performance-Based Equity	60%	Relative Total Shareholder Return	33rd percentile	51st percentile	76th percentile
Time-Based Equity	40%	Vests ratably over three years
2024 Time-Based Awards – 40% of total LTIP Award
Time-based awards under the LTIP, which are granted at the beginning of the performance period, are subject to a three-year vesting schedule, with the award vesting in one-third increments on each December 15 of the applicable performance period if the participant remains employed by the Company on each of such dates. The dollar value of the time-based award for each executive officer is equal to 40% of his or her target LTIP award, as discussed above.
2024 Relative TSR – 60% of total LTIP award
Elme’s relative total shareholder return (“TSR”) performance is measured over the applicable performance period against selected constituents of the FTSE Nareit Residential Index that have equity market capitalization over $0.5 billion and under $15 billion as of December 31, 2024 (“FTSE Residential”) (60% weighting) and a peer group of companies selected by the Compensation Committee (40% weighting), after consultation with its independent compensation consultant, at the beginning of the performance period. See “Role of Compensation Consultant and 2024 Peer Group Analysis” on page 44. Prior to determining performance for an applicable period, the Compensation Committee will remove companies from the peer group for such period that cease to be peer group companies as a result of acquisitions, divestitures and other similar actions. Threshold, target and high performance levels for relative TSR are the 33rd, the 51st and the 76th percentiles, respectively. If relative TSR falls between these percentiles, the actual relative TSR performance level is to be determined by linear interpolation (with an associated payout level in between threshold and target performance levels, or target and high performance levels, as applicable). If relative TSR falls below the applicable threshold level, the portion of the award that is dependent on such goal will not be paid.
LTIP Payout Determinations by Compensation Committee
In February 2022, the Compensation Committee determined that the allocation of awards for the performance period under the LTIP commencing on January 1, 2022 would be (1) 40% time-vesting (based on the Target award opportunity), (2) 45% vesting based on shareholder return (100% of which is calculated based on Elme’s TSR relative to the company’s peer group) and (3) 15% vesting based on a strategic performance component.

With respect to TSR goals under the LTIP, the Compensation Committee reviewed the TSR calculations against LTIP metrics with respect to the award opportunity that had a three-year performance period ending on December 31, 2024. As of the end of the performance period, Elme’s relative TSR ranked at just above the 33rd percentile, which was between threshold and target performance, with respect to the company peer group. Pursuant to the terms of the LTIP, the Compensation Committee approved the following awards under the LTIP for the three-year performance period ending December 31, 2024:

	Target 2022-2024 TSR LTIP Award	Target 2022-2024 TSR LTIP Award (as percentage of base salary)	Actual 2022-2024 TSR LTIP Award	Actual 2022-2024 TSR LTIP Award (as a percentage of Target 2022-2024 TSR LTIP Award)
Paul T. McDermott	$928,125	123.8%	$503,021	54%
Susan L. Gerock	$203,175	64.5%	$103,469	51%
* Ms. Butcher, Mr. Freishtat and Mr. Hammond are not included in this table as they each did not become executive officers until 2023. Messrs. Freishtat and Hammond were eligible for a long-term incentive plan payouts under our non-executive officer incentive plan with respect to their service prior to becoming an executive officer as discussed below under “Other Executive Compensation Components - Non-Executive Officer Short-Term Incentive Plan and Long-Term Incentive Plan.”

With respect to the strategic performance component, the Compensation Committee had set a goal of achieving a multifamily portfolio geographic mix outside of the Washington, DC metro region based on NOI outside of the Washington, DC metro region as a percentage of total NOI of Elme. At the completion of the three-year performance period, the degree of achievement of Elme's strategic goal was evaluated by the Compensation Committee on a scale of below 1 (below threshold), 1 (threshold), 2 (target) or 3 (high), or any fractional number between 1 and 3. In February 2024, the Compensation Committee determined that the degree of achievement of the strategic goal was below threshold and the portion of the award that was dependent on strategic goals was not paid.
Other Executive Compensation Components
CEO Equity Retention Award
On September 29, 2022, the Compensation Committee recommended to the Board, and following conversations with Elme’s compensation consultant, the Board approved an equity award to Mr. McDermott of 100,000 restricted shares of Elme in accordance with the Amended and Restated 2016 Omnibus Incentive Plan in recognition of Elme’s successful completion of its transformative transactions, including implementation of Elme’s transition into a strategy-led, business to consumer, value-driven multifamily company, Mr. McDermott’s ongoing contribution to Elme’s performance and to further incentivize his continued service to Elme. Subject to certain limited exceptions, 100% of the grant will vest on September 29, 2027, subject to Mr. McDermott’s continued service until such date of vesting. Per the terms of the award, if Mr. McDermott’s employment is terminated by us or by him other than for Cause (as defined in the LTIP) on or after such date as Mr. McDermott becomes retirement eligible at the end of 2026, his shares will immediately vest. The restricted shares were granted out of and in accordance with the Amended and Restated 2016 Omnibus Incentive Plan.

Supplemental Executive Retirement Plan
Because the Internal Revenue Code of 1986 (the “Code”) limits the benefits that would otherwise be provided by our qualified retirement programs, Elme provides a supplemental executive retirement plan (“SERP”) for the benefit of the NEOs. This plan was established in November 2005 and is a defined contribution plan under which, upon a participant’s termination of employment from Elme for any reason other than cause (as defined in the SERP), the participant will be entitled to receive a benefit equal to the participant’s accrued benefit times the participant’s vested interest. A participant’s benefit accrues over years of service. Elme makes contributions to the plan on behalf of the participant ranging from 12.6% to 17% of base salary. The exact contribution percentage is based on the participant’s current age and service such that, at age 65, the participant could be expected to have an accumulation (under assumptions made under the plan) that is approximately equal to the present value of a life annuity sufficient to replace 40% of his or her final three year average salary.
Participants generally become “conditionally vested” in their accrued benefit under the SERP after attainment of age 55 and twenty years of continuous employment with Elme or upon the tenth anniversary of their participation in the SERP (subject to not engaging in prohibited competitive activities during a two year restriction period). Participants generally become “unconditionally vested” in their accrued benefit under the SERP upon attainment of age 65, death, total and permanent disability, involuntary discharge other than for cause or a change in control. In 2023, Mr. McDermott became conditionally vested following the tenth anniversary of his participation in the SERP.
Elme accounts for this plan in accordance with Accounting Standards Codification (“ASC”) 710, Compensation - General and ASC 320, Investments - Debt and Equity Securities, whereby the investments are reported at fair value, and unrealized holding gains and losses are included in earnings. For the years ended December 31, 2024, 2023 and 2022, Elme recognized current service cost of $317,000, $277,000 and $242,000, respectively.
Severance Plan
On August 4, 2014, the Board and Compensation Committee adopted an Executive Officer Severance Pay Plan to provide specified benefits to executive officers in the event of their termination of employment from Elme. Under the severance plan, in the event of a qualifying termination of employment of an executive officer, the executive officer will be entitled to receive a severance payment, equal to a number of weeks of severance pay, based on his or her base salary and number of years of service.
Under the severance plan each executive officer will also be entitled to receive a severance benefit comprised of an ongoing payment from Elme equal to the employer portion of current medical, dental and vision elections for the period of severance (or, if less, the applicable Consolidated Omnibus Budget Reconciliation Act (“COBRA”) payment). Any severance pay and severance benefits described above will be subject to applicable payroll and tax withholding.

The severance pay and severance benefits under the severance plan are in addition to, and not in lieu of, any applicable equity vesting, acceleration of payment or other benefits that may exist under the LTIP, the STIP, the SERP, any change in control agreements, and other compensation plans. If the executive officer is entitled to severance payments under a change in control agreement with Elme, then the executive officer will not also receive payment under the severance plan. In addition, for the President and Chief Executive Officer, he will be entitled to the severance payments under the severance plan or his employment letter with Elme, whichever is greater. The severance plan defines participating executive officers to be officers at the level of President and Chief Executive Officer, Executive Vice President or Senior Vice President.
Deferred Compensation Plan
Beginning in 2007, Elme adopted a plan that allows officers to voluntarily defer a percentage or dollar amount of his or her salary and/or his or her STIP awards. The amounts deferred are not included in the officer’s current taxable income and, therefore, are not currently deductible by us. Salary deferrals are credited during the year with earnings based on the weighted average interest rate on Elme’s fixed rate bonds as of December 31 of each calendar year. STIP awards are deferred as RSUs, with a 25% match of RSUs on the deferred amount. The 25% match vests in full after three years. The RSUs are credited with an amount equal to the corresponding dividend paid on Elme’s common shares. Participants may elect to defer receipt of payments to a specified distribution date that is at least three years from the first day of the year to which the salary deferred related or, if applicable, at least five years from any previously designated distribution date. If a participant has not elected to further defer a distribution beyond the original designated distribution date, then payment will commence upon the earliest of (1) the original specified distribution date, (2) the date the participant terminates employment from Elme, (3) the participant’s death, (4) the date the participant sustains a total and permanent disability, or (5) a change in control. Amounts deferred into RSUs will be paid in the form of shares. The plan is unfunded, and payments are to be made from general assets of Elme. Currently, none of our NEOs participate in this plan.
Change in Control Termination Agreements
We maintain change of control agreements with each of our NEOs. For further information on Change of Control payments, see “Potential Payments upon Termination or Change in Control” on page 70.

Non-Executive Officer Short-Term Incentive Plan and Long-Term Incentive Plan
For the performance period beginning January 1, 2022, each of Messrs. Freishtat and Hammond participated in our non-executive officer short-term incentive plan and long-term incentive plan. Under the short-term incentive plan for non-executive officers, each received bonuses payable 100% in cash at the end of each performance period, and under the long-term incentive plans for non-executive officers, each received RSUs for the one-year performance periods beginning on January 1 of the applicable year.

Under the long term incentive plans for non-executive officers, Mr. Freishtat was granted 6,495 RSUs and Mr. Hammond was granted 8,145 RSUs, for the one-year performance period beginning on January 1, 2022, which were determined based upon annual performance calculations at the conclusion of each performance period. The RSUs vest ratably over three years from December 15, 2023 and each of the next two years based upon continued employment.

Perquisites
NEOs participate in other employee benefit plans generally available to all employees on the same terms. In addition, the NEOs are provided with supplemental life insurance and paid parking. The Compensation Committee believes that these benefits are reasonable and consistent with its overall compensation program and that such benefits better enable Elme to attract and retain key employees. For more information on specific benefits and perquisites, see the footnotes to the Summary Compensation Table.
2025 Compensation Outlook
2025 Short-Term Incentive Plan
The Compensation Committee has approved a formula that will include threshold, target and high performance goals for the following measures, which it believes are critical to the Company’s 2025 performance:

Performance Criteria[1]	Weighting
Core FFO/share	35%
Multifamily NOI Growth	25%
Net Debt to Adjusted EBITDA at 12/31/2025 (Annualized)	15%
Individual Performance	25%
1    Please refer to the Financial Reporting Annex included in this Proxy Statement for related definitions and reconciliations to the most directly comparable GAAP financial measure.
2025 Long-Term Incentive Plan
For 2025, the Company’s long-term incentive plan will continue to have two components: (i) time-based awards, which will comprise 40% of the total long-term incentive plan awards and will vest ratably over a three-year period, and (ii) performance-based awards, which will comprise 60% of the total long-term incentive plan awards. This is unchanged from the 2024 LTIP.

Within the performance-based awards component, the Compensation Committee has approved a formula that will include threshold, target and high as follows:

	Percentage of Performance-Based Award	Threshold	Target	High
Relative TSR vs. Peer Group	40%	33rd percentile	51st percentile	76th percentile
Relative TSR vs. FTSE Nareit Residential Index [1]	60%	33rd percentile	51st percentile	76th percentile
1    Subset of index comprised of constituents within the FTSE Residential index that have equity market capitalization over $0.5 billion and under $15 billion as of December 31, 2024.

Policies Applicable to Executives
Clawback Policy
On October 19, 2023, the Board adopted a compensation recovery policy that provides for the mandatory recovery (clawback) of incentive compensation from covered executives in certain situations in compliance with recent SEC and NYSE rules. Specifically, in the event Elme’s financial results are restated due to material noncompliance with any financial reporting requirement, Elme is required (except in limited circumstances) to recover the amount of excess incentive compensation received by any covered officer.
Hedging Prohibition Policy
To prevent speculation or hedging in our shares by Trustees, officers or employees, Elme has adopted a policy prohibiting hedging. The policy states that Elme strictly prohibits any Trustee, officer or employee from engaging in any type of hedging or monetization transactions to lock in the value of his or her Elme share holdings. Such transactions, while allowing the holder to own Elme shares without the full risks and rewards of ownership, potentially separate the holder’s interest from those of the other Elme shareholders. Therefore, no Elme Trustee, officer or employee is permitted to purchase or sell any derivative securities relating to Elme shares, such as exchange-traded options to purchase or sell Elme shares, or other financial instruments that are designed to hedge or offset any decrease in the market value of Elme shares (including but not limited to prepaid variable forward contracts, equity swaps, collars and exchange funds).
Margin Loan Prohibition Policy
Elme maintains a policy that no executive officer may take a margin loan for which Elme’s shares are used, directly or indirectly, as collateral for the loan. Such persons are also prohibited from otherwise pledging Elme securities as collateral for a loan agreement.
Insider Trading Policy
Elme maintains a Policy on Inside Information and Insider Trading that governs the purchase, sale, and/or other disposition of Elme’s securities by trustees, executive officers and employees. The Policy on Inside Information and Insider Trading is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of our Policy on Inside Information and Insider Trading was filed as Exhibit 19.1 to our 2024 Annual Report.
Timing of Certain Equity Awards
Elme does not currently grant awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. Elme does not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.
Executive Ownership Policy
The Compensation Committee believes that common share ownership allows our executives to better understand the viewpoint of shareholders and incentivizes them to enhance shareholder value by aligning their interests with shareholders’ interests. Since 2010, Elme has had a share ownership policy that requires each executive to retain an aggregate number of common shares having a market value at least equal to a specified multiple of such executive’s annual base salary. The aggregate number of common shares required to be held by each executive is determined based on the executive’s base salary as of the date they first become subject to the share ownership policy and calculated using the market value of common shares over the 60 trading days prior to such date. Once established, an executive’s common share ownership goal will not change because of changes in his or her annual base salary or fluctuations in Elme’s common share price. The applicable multiples of base salary required to be held are as follows:

Title	Multiple of Base Salary
Chief Executive Officer and President	3.0x
Executive Vice Presidents	2.0x
Senior Vice Presidents	1.0x
The policy requires that each executive attain the applicable share ownership level set forth above within five years after he or she becomes subject to the policy. The policy also contains additional terms and conditions, including an interim ownership requirement for executives during the transition period to the full requirements.
Tax Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows a tax deduction to public companies for individual compensation in excess of $1 million paid to its chief executive officer, chief financial officer, and each of its three other most highly compensated executive officers (including individuals who formerly held these positions), in any taxable year unless such compensation is covered by the grandfather rule for certain items of compensation paid pursuant to a written binding contract that was in effect on November 2, 2017. Following shareholder approval of our 2016 Omnibus Incentive Plan and prior to January 1, 2018, the benefits under our short-term incentive and long-term incentive plans were able to qualify as “performance based” under Section 162(m) and therefore were eligible to be exempt from the $1 million deduction limitation as “performance based” compensation. To the extent that compensation paid to Elme’s executive officers is subject to and does not qualify for deduction under Section 162(m), Elme is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives relative to their performance. Elme believes that it must maintain the flexibility to take actions that may not qualify for tax deductibility under Section 162(m) if it is deemed to be in the best interests of Elme.

Compensation Committee Matters
The Compensation Committee is responsible for approving executive compensation decisions and making recommendations to the Board. The Compensation Committee is also responsible for approving and making recommendations to the Board with respect to other employee compensation and benefit plan matters. In addition, the Compensation Committee is required to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable SEC rules and regulations.
The Compensation Committee is comprised of at least three independent members of the Board (as the term “independent” is defined in the applicable listing standards of the New York Stock Exchange). The current Compensation Committee charter was adopted on October 17, 2024. Among other matters, the Compensation Committee charter provides the Compensation Committee with the independent authority to retain and terminate any compensation consulting firms or other advisors to assist in the evaluation of Trustee, Chief Executive Officer and other executive compensation.
The Compensation Committee meets at least once annually or more frequently as circumstances require. Each meeting allows time for an executive session in which the Compensation Committee and outside advisors, if requested, have an opportunity to discuss all executive compensation issues without members of management being present.
Compensation Policies and Risk Management
As part of the Board’s oversight of Elme’s risk management policies, the Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus primarily on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider other Elme employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that our compensation policies and practices would encourage excessive risk-taking:

RISK MITIGATION FACTORS
•The executive compensation program contains a mix of salary, cash bonus and long-term equity-based compensation with a heavier weighting on long-term equity.
•Each of the LTIP and STIP is based upon measures determined at the beginning of the performance period.

•The STIP and LTIP, collectively, utilize a balanced variety of performance measures, including financial and non-financial performance measures.
•The STIP and LTIP performance goals, collectively, include achievement against both single-year and multi-year metrics.
•The STIP and LTIP contain reasonable award opportunities that are capped at appropriate maximum levels.
•The Compensation Committee retains discretion under the STIP and LTIP with respect to total awards.
•Elme adopted a share ownership policy by which each executive is required to maintain a multiple of his or her base salary in common shares.
•Elme adopted a “clawback” policy that provides for the mandatory recovery (clawback) from covered executives of incentive compensation in certain situations in compliance with the SEC and NYSE rules.
We believe this combination of factors encourages prudent management of Elme. In particular, by structuring our compensation programs to ensure that a considerable amount of the wealth of our executives is tied to our long-term health, we believe we discourage executives from taking risks that are not in the Company’s long-term interest.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of Messrs. Nolan (chair), Butcher and Winns, and Ms. Carras. The Compensation Committee was responsible for making decisions and recommendations to the Board with respect to compensation matters. There are no Compensation Committee interlocks and no Elme employee serves on the Compensation Committee.
Compensation Committee Report
The Compensation Committee of Elme has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the Annual Meeting of Shareholders.

SUBMITTED BY THE COMPENSATION COMMITTEE:
Thomas H. Nolan, Jr., Compensation Committee Chair
Benjamin S. Butcher, Compensation Committee Member
Susan Carras, Compensation Committee Member
Vice Adm. Anthony L. Winns (RET.), Compensation Committee Member

COMPENSATION TABLES

Summary Compensation Table
The Summary Compensation Table has been prepared to comply with the disclosure requirements of the SEC. The Summary Compensation Table sets forth the compensation paid for 2024, 2023 and 2022 to each of our “NEOs” (who are the executive officers set forth in the Summary Compensation Table) and includes as compensation for the indicated year all incentive compensation awards granted in that year (although the awards were made with respect to performance in other years). For an alternative view that we believe more accurately reflects incentive compensation received for a given year, we urge you to refer to the Total Direct Compensation Table on page 65.

(a)	(b)	(c)	(e)	(g)		(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards ($) [1]	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) [5]	Total ($)
Paul T. McDermott President and Chief Executive Officer	2024	750,000	2,081,671	990,000	2	158,700	3,980,371
	2023	750,000	1,979,304	815,250	3	163,272	3,707,826
	2022	750,000	3,423,365	942,000	4	163,752	5,279,117
Steven M. Freishtat Executive Vice President and Chief Financial Officer	2024	325,000	416,778	254,150	2	61,662	1,057,590
	2023	307,791	400,062	214,175	3	51,781	973,809
Tiffany M. Butcher Executive Vice President and Chief Operating Officer	2024	425,000	773,682	439,238	2	75,200	1,713,120
	2023	196,154	607,744	171,470	3	34,979	1,010,347
Susan L. Gerock Senior Vice President and Chief Information Officer	2024	315,000	426,771	218,768	2	54,436	1,014,975
	2023	315,000	409,604	185,850	3	58,306	968,760
	2022	315,000	352,634	246,173	4	58,245	972,052
W. Drew Hammond Senior Vice President, Chief Administrative Officer and Treasurer	2024	315,000	298,894	212,468	2	55,386	881,748
	2023	310,155	211,865	159,233	3	44,556	725,809
1    Column (e) represents the total grant date fair value of all equity awards computed in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in note 10 to the consolidated financial statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K for the year ended December 31, 2024.
The grant date fair value for the 2024 relative TSR awards under our LTIP (based on achievement of performance objectives over a three-year performance period commencing January 1, 2024 and concluding December 31, 2026) is based upon the probable outcome of the applicable performance conditions at target, as follows: Mr. McDermott: $1,279,815; Mr. Freishtat: $246,201; Ms. Butcher: $459,740; Ms. Gerock: $252,258; and Mr. Hammond: $176,432. The value of 2024 relative TSR awards at the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. McDermott: $2,475,000; Mr. Freishtat: $461,500; Ms. Butcher: $867,000; Ms. Gerock: $472,500; and Mr. Hammond: $330,750. The grant date fair value of the time-based LTIP awards is determined using the fair value of Elme’s common shares on the grant date.
Ms. Butcher also received an equity award of 6,064 restricted shares on July 10, 2023, which had a grant date fair value of $99,995. The shares awarded vest over three years, with one-third vesting on each of July 10, 2024, 2025 and 2026.
Mr. McDermott also received an equity award of 100,000 restricted shares on September 29, 2022, which had a grant date fair value of $1,726,000. Subject to certain limited exceptions, 100% of the grant will vest on September 29, 2027, subject to Mr. McDermott’s continued service until such date of vesting. Per the terms of the award, if Mr. McDermott’s employment is terminated by us or by him other than for Cause (as defined in the LTIP) on or after such date as Mr. McDermott becomes retirement eligible at the end of 2026, his shares will immediately vest.

2    The NEOs’ non-equity incentive plan compensation for 2024, which is reported in column (g) of this table, was determined by the Compensation Committee on February 12, 2025. These amounts represent the amount of the 2024 STIP awards to each of the NEOs, as further discussed above. The cash award was paid in February of 2025 and the payments were recorded as expenses for 2024.
3    The NEOs’ non-equity incentive plan compensation for 2023, which is reported in column (g) of this table, was determined by the Compensation Committee on February 13, 2024. These amounts represent the amount of the 2023 STIP awards to each of the NEOs and, as applicable, prorated for the amount of time during the performance period that he or she was employed in the applicable role. The cash award was paid in February of 2024 and the payments were recorded as expenses for 2023.
4    The NEOs’ non-equity incentive plan compensation for 2022, which is reported in column (g) of this table, was determined by the Compensation Committee on February 14, 2023. The cash award was paid in February of 2023 and the payments were recorded as expenses for 2022.
    For 2024, the amounts shown in column (i) include the life insurance premiums paid by us for group term life insurance, our match for each individual who made 401(k) contributions, SERP contributions, membership dues and parking. The table below shows the components of “All Other Compensation” for 2024:

Name	Life Insurance ($)	401(k) Company Match ($)	SERP Contributions ($)	Membership Dues ($)	Parking ($)	Total ($)
Mr. McDermott	17,915	9,625	127,500	—	3,660	158,700
Mr. Freishtat	2,985	9,625	45,273	1,019	2,760	61,662
Ms. Butcher	—	9,625	62,815	—	2,760	75,200
Ms. Gerock	3,009	9,625	39,942	—	1,860	54,436
Mr. Hammond	2,462	9,625	41,360	79	1,860	55,386

Total Direct Compensation Table
The SEC’s calculation of total compensation, as shown in the 2024 Summary Compensation Table set forth on page 63, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by an NEO in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows the equity incentive compensation awards that were actually received with respect to the applicable year, not the year in which the award was made.

(a)	(b)	(c)	(e)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards ($) [1]	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Direct Compensation ($)
Paul T. McDermott President and Chief Executive Officer	2024	750,000	1,309,868	990,000	158,700	3,208,568
	2023	750,000	1,413,932	815,250	163,272	3,142,454
	2022	750,000	4,275,080	942,000	163,752	6,130,832
Steven M. Freishtat Executive Vice President and Chief Financial Officer	2024	325,000	170,577	254,150	61,662	811,389
	2023	307,791	188,877	214,175	51,781	762,624
Tiffany M. Butcher Executive Vice President and Chief Operating Officer	2024	425,000	313,942	439,238	75,200	1,253,380
	2023	196,154	338,736	171,470	34,979	741,339
Susan L. Gerock Senior Vice President and Chief Information Officer	2024	315,000	279,006	218,768	54,436	867,210
	2023	315,000	193,237	185,850	58,306	752,393
	2022	315,000	413,082	246,173	58,245	1,032,500
W. Drew Hammond Senior Vice President, Chief Administrative Officer and Treasurer	2024	315,000	122,462	212,468	55,386	705,316
	2023	310,155	115,299	159,233	44,556	629,243
1    These amounts differ substantially from the amounts reported as Stock Awards in column (e) in the Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the Summary Compensation Table. Total Direct Compensation in this table represents: (1) total compensation, as determined under applicable SEC rules and as set forth in column (j) in the Summary Compensation Table on page 63, minus (2) the aggregate fair value of relative TSR awards under our LTIP as reflected in the Stock Awards column (e) in the Summary Compensation Table, plus (3) relative TSR awards that were actually received with respect to the 2022-2024 performance period. In February 2025, the Compensation Committee determined that the degree of achievement of the strategic goal for the 2022-2024 performance period was below threshold and the portion of the award that was dependent on strategic goals was not paid and is thus not reflected in this table.

Grants of Plan-Based Awards
The following table presents information regarding grants made to the NEOs during 2024 under Elme’s STIP and LTIP.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	High ($)	Threshold ($)	Target ($)	High ($)
Paul T. McDermott	2/14/2024				660,000	1,237,500	2,475,000			1,279,815	4
	2/14/2024	472,500	937,500	1,410,000
	2/14/2024							56,429	3	801,856
Steven M. Freishtat	2/14/2024				133,250	263,250	461,500			246,201	4
	2/14/2024	133,250	243,750	432,250
	2/14/2024							12,004	3	170,577
Tiffany M. Butcher	2/14/2024				242,250	484,500	867,000			459,740	4
	2/14/2024	199,750	395,250	671,500
	2/14/2024							22,093	3	313,942
Susan L. Gerock	2/14/2024				135,450	270,900	472,500			252,258	4
	2/14/2024	110,250	204,750	362,250
	2/14/2024							12,281	3	174,513
W. Drew Hammond	2/14/2024				94,500	189,000	330,750			176,432	4
	2/14/2024	94,500	189,000	330,750
	2/14/2024							8,618	3	122,462
1    The amounts shown in columns (c), (d) and (e) reflect the threshold, target and high payment levels for 2024 under the STIP. The actual cash bonuses received by each of the named executive officers for performance in 2024, paid in 2025, are set out in column (g) of the Summary Compensation Table.
2    Amounts represent 2024 awards under our LTIP that are based on achievement of performance objectives over a three-year performance period (commencing January 1, 2024 and concluding December 31, 2026). For performance below threshold levels, no incentives will be paid pursuant to the program, and the maximum award will only be paid if actual performance meets or exceeds the high level of performance. The award will be paid out in a number of unrestricted shares, with the total number of shares issued determined by dividing the dollar amount payable by the closing price per share on January 1 following the end of the applicable performance period, or if such January 1 is not a trading day, the first trading day following such January 1.
3    Amounts represent time-based restricted share awards pursuant to the LTIP that vest over three years, with one-third vesting on each of December 15, 2024, 2025 and 2026.

4    The amounts reported in the Grant Date Fair Value of Stock and Option Awards column show the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, using the assumptions discussed in note 10 to the consolidated financial statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K for the year ended December 31, 2024. The grant date fair value of the 2024 awards under our LTIP are based upon the probable outcome of the applicable performance conditions.
For unvested and vested restricted shares, an amount equal to the dividends granted on the shares is paid at the same time dividends on common shares are paid.

Narrative to Summary Compensation and Grants of Plan-Based Awards Table
The following discussion should be read in conjunction with (i) the “2024 Summary Compensation Table” and the “2024 Grants of Plan-Based Awards Table,” as well as the footnotes to such tables, and (ii) the disclosure under the caption “Compensation Discussion and Analysis” above.
CEO Employment Letter
On August 20, 2013, Elme announced that it had selected Mr. McDermott to be its new President and Chief Executive Officer and had entered into an employment letter specifying the terms of his employment. Under the employment letter, effective January 1, 2014, Mr. McDermott became eligible to participate in the STIP and LTIP at the Chief Executive Officer level, in accordance with the terms of the STIP and the LTIP, as they may be amended by the Board for all participating employees generally from time to time.
The employment letter entitles Mr. McDermott to a 401(k) match and participation in our SERP. The employment letter requires Mr. McDermott to protect the confidentiality of Elme confidential information and comply with Elme’s stock ownership guidelines described below in this Proxy Statement. It further provided that he would enter into the form of indemnification agreement entered into by and between Elme and its other officers and Board members.
The employment letter provides that either Mr. McDermott or Elme may terminate the employment relationship at any time for any lawful reason, with or without Cause, Good Reason (as defined in the employment letter) or notice. If Mr. McDermott’s employment is terminated without Cause or he terminates for Good Reason, he would receive the following severance benefits, payable in installments according to Elme’s payroll cycle, and pro-rata portions of any STIP and LTIP values as determined by the applicable plans, provided that he signs Elme’s standard separation agreement and general release. If Mr. McDermott were to be terminated without Cause or for Good Reason (each as defined in the employment letter), he would receive 12 months of base salary.
COO Employment Letter
On June 2, 2023, Elme entered into an offer letter with Ms. Butcher specifying the terms of her employment. Pursuant to Ms. Butcher’s offer letter, Ms. Butcher was entitled to participate in Elme’s executive compensation program, including the STIP and LTIP, in accordance with the terms of the STIP and the LTIP, as they may be amended by the Board from time to time. Pursuant to Ms. Butcher’s offer letter, Ms. Butcher was awarded $99,995 in RSUs, granted under the 2016 Omnibus Incentive Plan, on her first date of employment, which was July 10, 2023. These 6,064 RSUs are subject to vest in three equal installments over a three-year period, on the first, second and third, anniversaries of the grant date.
Equity Awards
The equity awards granted to our NEOs during 2024 that appear in the tables above were granted pursuant to our LTIP, which is described further in the Compensation Discussion and Analysis section under the caption “Long-Term Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2024, including the vesting dates for the portion of these awards that had not vested as of that date.

(a)	(g)		(h)	(i)	(j)
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [2,3,4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul T. McDermott	153,164	[5]	2,338,814	101,572	1,551,000
Steven M. Freishtat	13,473	[6]	205,733	20,858	318,500
Tiffany M. Butcher	23,801	[7]	363,441	35,324	539,404
Susan L. Gerock	11,570	[8]	176,674	21,289	325,080
W. Drew Hammond	10,650	[9]	162,626	14,378	219,555

1    Amounts reported are based on the closing price of Elme’s common shares on the NYSE as of December 31, 2024 ($15.27), multiplied by the number of such unvested shares reported in the table.
2    Represents the awards that the respective NEO would vest in based on the fair value of unvested relative TSR awards as of December 31, 2024. These awards will be paid out in a number of shares, with the total number of shares issued determined by dividing the dollar amount payable by the closing price per share on January 1 following the end of the applicable performance period, or if such January 1 is not a trading day, the first trading day following such January 1. For purposes of this column, the number of unearned shares that have not vested was determined by dividing the payout value by the closing price of Elme’s common shares on the NYSE as of December 31, 2024 ($15.27).
3    Includes 43,222 shares reported for Mr. McDermott, 8,726 shares reported for Mr. Freishtat, 13,114 shares reported for Ms. Butcher, 8,870 shares reported for Ms. Gerock and 5,714 shares reported for Mr. Hammond for the TSR LTIP awards with a performance period ending December 31, 2025, assuming achievement at the threshold payout level, based on the individual component and aggregate award performance tracking at below-threshold payout level as of December 31, 2024.
4    Includes 58,350 shares reported for Mr. McDermott, 12,132 shares reported for Mr. Freishtat, 22,210 shares reported for Ms. Butcher, 12,419 shares reported for Ms. Gerock and 8,664 shares reported for Mr. Hammond for the TSR LTIP awards with a performance period ending December 31, 2026, assuming achievement of the FTSE Residential Index Relative TSR award component at the threshold payout level, based on performance tracking at below-threshold payout level as of December 31, 2024 and assuming achievement of the Peer Group Relative TSR award component at the target level, based on performance tracking at slightly below target as of December 31, 2024.
5    Mr. McDermott’s share awards listed in column (g) vest according to the following schedule: 34,355 are scheduled to vest on December 15, 2025; 18,809 shares are scheduled to vest on December 15, 2026; and 100,000 are scheduled to vest on September 29, 2027. Mr. McDermott received an equity award on September 29, 2022, which had a market value of $1,726,000. Subject to certain limited exceptions, 100% of the grant will vest on September 29, 2027, subject to Mr. McDermott's continued service until such date of vesting. Per the terms of the award, if Mr. McDermott’s employment is terminated by us or by him other than for Cause (as defined in the LTIP) on or after such date as Mr. McDermott becomes retirement eligible at the end of 2026, his shares will immediately vest.
6    Mr. Freishtat's share awards and units of stock listed in column (g) vest according to the following schedule: 9,472 shares are scheduled to vest on December 15, 2025; and 4,001 shares are scheduled to vest on December 15, 2026.
7    Ms. Butcher's share awards listed in column (g) vest according to the following schedule: 12,395 shares are scheduled to vest on December 15, 2025; 7,364 shares are scheduled to vest on December 15, 2026; 2,021 shares are scheduled to vest on July 10, 2025; and 2,021 shares are scheduled to vest on July 10, 2026.
8    Ms. Gerock's share awards and units of stock listed in column (g) vest according to the following schedule: 7,477 shares are scheduled to vest on December 15, 2025; and 4,093 shares are scheduled to vest on December 15, 2026.
9    Mr. Hammond's share awards and units of stock listed in column (g) vest according to the following schedule: 7,778 shares are scheduled to vest on December 15, 2025; and 2,872 shares are scheduled to vest on December 15, 2026.

2024 Option Exercises and Stock Vested
The following table sets forth the value realized by our NEOs in 2024 upon the vesting of common share awards in 2024. None of our NEOs had outstanding options or exercises of options in 2024.

	(d)	(e)
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Paul T. McDermott	78,243	1,241,465
Steven M. Freishtat	11,694	191,080
Tiffany M. Butcher	14,418	233,952
Susan L. Gerock	19,949	318,351
W. Drew Hammond	10,581	172,894
1    Amounts reported are based on the closing price of Elme’s common shares on the NYSE as of date that the shares vested, multiplied by the number of such unvested shares vesting on such date.
Supplemental Executive Retirement Plan
The following table presents information regarding the contributions to and earnings on the NEOs’ SERP balances during 2024 as of December 31, 2024. For additional information on the SERP, see “Other Executive Compensation Components – Supplemental Executive Retirement Plan”.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)[1]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul T. McDermott	—	127,500	316,565	—	2,234,578
Steven M. Freishtat	—	45,273	6,952	—	93,002
Tiffany M. Butcher	—	62,815	6,235	—	96,964
Susan L. Gerock	—	39,942	10,670	—	138,586
W. Drew Hammond	—	41,360	6,352	—	84,964
1    The amounts reflected in this column are reported as compensation for the last completed fiscal year in the Summary Compensation Table.
2    The amounts reflected in this column are not included in the Summary Compensation Table because they do not constitute “above-market” or “preferential” earnings, as the terms are defined in SEC Regulation S-K 402(c)(2)(viii)(B).

Potential Payments upon Termination or Change in Control
The following table lists the estimated amounts each of the NEOs would have become entitled to had their employment with Elme terminated on December 31, 2024, under the circumstances described below.

Name	Benefit	Without Cause / For Good Reason ($)	For Cause / Without Good Reason ($)	Death or Disability ($)	Change in Control and Termination ($)[1]	Change in Control ($)
Paul T. McDermott	Cash Severance	750,000	—	—	4,997,250	—
	Unvested Equity Awards	2,499,830	—	2,499,830	2,820,981	2,820,981
	Unvested SERP	2,234,578	—	2,234,578	2,234,578	—
	Total Value of Benefits	5,484,408	—	4,734,408	10,052,809	2,820,981
Steven M. Freishtat	Cash Severance	175,000	—	—	1,137,500	—
	Unvested Equity Awards	239,932	—	239,932	308,144	308,144
	Unvested SERP	93,002	—	93,002	93,002	—
	Total Value of Benefits	507,934	—	332,934	1,538,646	308,144
Tiffany M. Butcher	Cash Severance	147,115	—	—	1,640,500	—
	Unvested Equity Awards	426,361	—	426,361	551,858	551,858
	Unvested SERP	96,964	—	96,964	96,964	—
	Total Value of Benefits	670,440	—	523,325	2,289,322	551,858
Susan L. Gerock	Cash Severance	145,385	—	—	1,063,860	—
	Unvested Equity Awards	211,855	—	211,855	282,024	282,024
	Unvested SERP	138,586	—	138,586	138,586	—
	Total Value of Benefits	495,826	—	350,441	1,484,470	282,024
W. Drew Hammond	Cash Severance	205,962	—	—	1,008,000	—
	Unvested Equity Awards	187,171	—	187,171	236,126	236,126
	Unvested SERP	84,964	—	84,964	84,964	—
	Total Value of Benefits	478,097	—	272,135	1,329,090	236,126
1    The cost of COBRA continuation benefits has not been included in the total change in control and termination benefit amount, as the value would not be material.
Change in Control Termination Agreements
Elme has entered into change in control agreements with the NEOs that entitle them to continuation of compensation and other benefits from Elme in the event of termination due to a “change in control” (as defined in these agreements) of Elme. The basic rationale for these change in control protections is to diminish the potential distractions due to personal uncertainties and risks that inevitably arise when a change in control is threatened or pending.
The cash termination benefits payable in connection with a change in control require a “double trigger,” which means that (1) there is a “change in control” (as that term is defined in the applicable agreement) and (2) after the change in control, the covered NEO’s employment is “involuntarily terminated” by Elme or its successor not for “cause” (as both terms are defined in the applicable agreement), but including a termination by the executive because his duties, responsibilities or compensation are materially diminished, within 24 to 36 months of the change in control (as such period is specified in the covered NEO’s agreement). In addition, if one of the foregoing terminations of employment occurs in the 90-day period before the change in control, the termination will be presumed to be due to the change in control unless Elme can demonstrate to the contrary. A double trigger was selected to enhance the likelihood that an executive would remain with Elme after a change in control because the executive would not receive the continuation of payments and benefits if he or she voluntarily resigned after the change in control. Thus, the executive is protected from actual or constructive dismissal after a change in control and any new controlling party or group is better able to retain the services of a key executive.
The formula to calculate the change in control benefit is similar for each of the NEOs, with the variable being whether the benefit will be paid for 24 or 36 months. The formula is as follows:
1.    Continuation of base salary at the rate in effect as of the termination date for a period of 24 or 36 months from the date of termination.

Executive Position	Period
Paul T. McDermott	36 months
Steven M. Freishtat	24 months
Tiffany M. Butcher	24 months
Susan L. Gerock	24 months
W. Drew Hammond	24 months
2.    Payment of an annual bonus for each calendar year or partial calendar in which the NEO receives salary continuation as described above, in an amount equal to the average annual STIP compensation received during the three years prior to the involuntary termination or, in the case of Mr. Freishtat, Mr. Hammond and Ms. Butcher, the greater of such amount or the target STIP amount for the year of termination.
3.    Payment of the full cost of COBRA continuation coverage for the period of time in which salary continuation pursuant to the change in control agreement is paid, up to a maximum of 18 months or until the NEO obtains other comparable coverage, whichever is sooner.
4.    Immediate vesting in all unvested common share grants, RSUs, performance share units and dividend equivalent units granted to the NEO under Elme’s 2007 Omnibus Long-Term Incentive Plan or the Amended and Restated 2016 Omnibus Incentive Plan and immediate vesting in the deferred compensation plans.

Awards under STIP
If a Change in Control (as defined in the STIP) occurs during the performance period while the executive is employed by Elme, the performance goals under the STIP will be prorated based on number of days in the performance period through the date of the Change in Control relative to the full performance period, and the executive will receive an award based on the actual levels of achievement of the prorated performance goals as of the date of the Change in Control. If, during the performance period, the executive is terminated without Cause, or resigns with Good Reason, Retires, dies or becomes subject to a Disability (each as defined in the STIP) while employed by Elme, the executive shall receive an award calculated based on the actual levels of achievement of the performance goals for the entire performance period, but the award shall be prorated in the proportion that the number of days elapsed from the beginning of the performance period through the date the executive ceases to be an employee of Elme bears to the total number of days in the performance period. If executive’s employment is terminated by Elme without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by Elme, in each case, before the Compensation Committee has established the executive’s total award as a percentage of the executive’s annual base salary for such performance period, then the executive’s total award as a percentage of his/her annual base salary shall be the values in effect for the prior performance period.
Awards under LTIP
If a Change in Control (as defined in the LTIP) occurs during a performance period while the participant is employed, the LTIP provides that all time-based awards which are unvested will become vested, and the participant will receive the shareholder return measure-based awards calculated based on actual levels of achievement of the applicable shareholder return measures as of the date of the Change in Control, which award will not be prorated based on the period of employment during the performance period. In the case of a Change in Control, strategic measure-based awards, if any, will vest at the greater of target level and actual level of attainment of the strategic goals as of the change of control. If during the performance period, the executive’s employment is terminated by Elme without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability (each as defined in the LTIP), all time-based awards which are unvested will become vested, and for those grants made after January 1, 2023, the executive will receive any shareholder return measure-based awards and strategic measure-based awards, if any, based on actual levels of achievement of the applicable measures as of the date of such event. For those grants made before January 1, 2023, the executive will receive any shareholder return measure-based awards based on actual levels of achievement of the applicable measures as of the date of such event and the executive will receive any strategic measure-based awards based on actual levels of achievements measured at the end of the performance period. In the case of all grants, the award will be prorated based on the period of employment during the performance period. If executive’s employment is terminated by Elme without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by Elme, in each case, before the Compensation Committee has established the executive’s total award as a percentage of the executive’s annual base salary for such performance period, then the executive’s total award as a percentage of his/her annual base salary shall be the values in effect for the prior performance period.

Severance Plan
We maintain an Executive Officer Severance Pay Plan. For further information on payments pursuant to the Executive Officer Severance Pay Plan, see “Other Executive Compensation Components - Severance Plan” on page 55.
Pay Versus Performance
The following table sets forth information concerning the compensation actually paid (“CAP”) to our CEO and to our other NEOs compared to Company performance for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see Compensation Discussion and Analysis beginning on page 42. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment Based on:
Year	SCT Pay for CEO 1 2	CAP to CEO [3]	Average SCT Pay for Other NEOs 1 2	Average CAP to Other NEOs [3]	TSR [4]	Peer Group TSR [4]	GAAP Net (Loss) Income [5]	Core FFO [5,6]
2024	$3,980,371	$3,266,968	$1,166,858	$1,040,383	$65.06	$123.47	$(13,103)	$81,834
2023	3,707,826	1,843,987	772,772	618,070	59.34	113.54	(52,977)	85,247
2022	5,279,117	5,146,914	1,112,663	993,047	69.07	99.82	(30,868)	77,340
2021	4,416,256	5,414,920	1,692,940	1,847,011	97.07	132.23	16,384	89,878
2020	4,598,897	3,360,654	1,799,956	1,566,743	78.12	92.43	(15,680)	119,953

1    For each year shown, the CEO was Paul T. McDermott. For 2024, the other NEOs were Steven M. Freishtat, Tiffany M. Butcher, W. Drew Hammond and Susan L. Gerock. For 2023, the other NEOs were Steven M. Freishtat, Stephen E. Riffee, Tiffany M. Butcher, W. Drew Hammond and Susan L. Gerock. For 2022, the other NEOs were Stephen E. Riffee, Taryn D. Fielder and Susan L. Gerock. For 2021 and 2020, the other NEOs were Stephen E. Riffee and Taryn D. Fielder.
2    The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 63. See the footnotes to the SCT for further detail regarding the amounts in this column.
3    Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” column of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The following tables reconcile the total compensation amounts from the Summary Compensation Table to the compensation actually paid to our CEO and to our other NEOs for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.The following tables reconcile the total compensation amounts from the Summary Compensation Table to the compensation actually paid to our CEO and to our other NEOs for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.
CEO:

Year	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus (Minus) Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus (Minus) Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/Accrued Dividends	Equals CAP
2024	$3,980,371	$(2,081,671)	$1,479,083	$(282,353)	$307,355	$39,040	$(309,374)	$134,517	$3,266,968
2023	3,707,826	(1,979,304)	1,136,723	(1,044,723)	225,261	(324,828)	—	123,032	1,843,987
2022	5,279,117	(3,423,365)	3,664,689	115,738	197,283	(777,214)	—	90,666	5,146,914
2021	4,416,256	(2,092,080)	1,236,946	1,289,239	332,792	42,758	—	189,009	5,414,920
2020	4,598,897	(2,846,612)	2,057,280	(1,191,139)	518,248	(25,367)	—	249,347	3,360,654

Other NEOs (Average):

Year	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus (Minus) Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus (Minus) Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/Accrued Dividends	Equals CAP
2024	$1,166,858	$(479,031)	$342,698	$(75,368)	$74,894	$12,588	$(16,931)	$14,675	$1,040,383
2023	772,772	(331,274)	249,610	(51,623)	59,784	(6,568)	(79,902)	5,271	618,070
2022	1,112,663	(493,305)	437,551	10,240	127,273	(145,485)	(65,810)	9,920	993,047
2021	1,692,940	(678,242)	415,042	245,475	112,857	24,040	—	34,899	1,847,011
2020	1,799,956	(1,040,473)	738,343	(155,252)	196,966	(23,038)	—	50,241	1,566,743
4    Reflects the cumulative TSR of the Company and MSCI US REIT Index for the year ended December 31, 2020, the two years ended December 31, 2021, the three years ended December 31, 2022, the four years ended December 31, 2023 and the five years ended December 31, 2024, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
5    Amounts in thousands.
6    Company-selected measure is Core FFO as described below.

The following graphs illustrate the relationship, during the period beginning January 1, 2020 and ending December 31, 2024, of the compensation actually paid to our CEO and the average compensation actually paid to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the MSCI US REIT Index, (ii) our GAAP net (loss) income, and (iii) our Core FFO (in each case as set forth in the table above).

Financial Performance Measures. The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. For a further description of the manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs, see Short-Term Incentive Plan (STIP) beginning on page 47 and Long-Term Incentive Plan (LTIP) beginning on page 52.

Measure	Nature	Explanation
Core FFO	Financial Measure	A non-GAAP measure that consists of net income adjusted for certain items which we believe are not indicative of the performance of our operating portfolio and affect the comparative measurement of our operating performance over time.
Multifamily NOI Growth	Financial Measure
NOI is a non-GAAP measure that consists of real estate rental revenue less direct operating expenses and is our primary performance measure for assessing our results at the community level. The growth is a percentage increase in NOI compared to the prior period.

Net debt to Adjusted EBITDA	Financial Measure	A non-GAAP measure that divides annualized Adjusted EBITDA by outstanding debt net of cash and cash equivalents and provides an indication of our ability to service our existing debt and take on additional debt.
Relative Total Shareholder Return	Financial Measure	Elme’s total shareholder return (“TSR”) performance is measured over the applicable performance period against a peer group of companies selected and approved by our Compensation Committee.
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
To identify the “median employee” from our employee population, we used W-2 Medicare compensation for U.S. employees (annualizing such compensation for employees who had worked less than the 12-month period) and excluding our CEO from the calculation, which is the same methodology we utilized last year. We have no employees outside of the United States. We did not use any statistical sampling techniques and did not make any cost-of-living adjustments in identifying our median employee. We did not include independent contractors who we do not consider to be employees. Using this methodology, we determined that we had 251 employees as of December 31, 2024. We identified our median employee from this employee population.
The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $3,980,371. The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was

$75,999. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2024 is 52 to 1.
The SEC’s rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.
Equity Compensation Plan Information
The following table sets forth certain information concerning our common shares authorized for issuance under the Amended and Restated 2016 Omnibus Incentive Plan as of December 31, 2024.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	103,337	[1]	$—	2,782,396
Equity compensation plans not approved by security holders	—		$—	—
Total	103,337		$—	2,782,396

1    Amount includes 40,217 shares that were issued upon settlement of TSR awards under the LTIP on February 12, 2025. The number of shares in respect of TSR awards outstanding as of December 31, 2024 has been calculated based on the assumption that (i) no TSR awards earned for the performance period ending December 31, 2025 and the FTSE Residential Index Relative TSR award for the performance period ending December 31, 2026, based on performance tracking at below-threshold payout level as of December 31, 2024 (ii) achievement of slightly below-target for the Peer Group Relative TSR award for the performance period ending December 31, 2026 based on performance as of December 31, 2024 and (iii) actual achievement of the TSR award for the performance period ending December 31, 2024.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Description of Proposal
The firm of Ernst & Young LLP served as Elme’s independent registered public accounting firm for 2024. The Audit Committee has appointed Ernst & Young LLP as Elme’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board recommends that the shareholders ratify this appointment.
If this appointment is not ratified by our shareholders, the Audit Committee may re-consider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Elme.
Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Voting Matters
Under our bylaws, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions will not be counted as votes cast and will have no effect on the result of this vote.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ELME’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

ACCOUNTING/AUDIT COMMITTEE MATTERS
Principal Accounting Firm Fees
The following table sets forth the aggregate fees billed to Elme for the years ended December 31, 2024 and 2023 by Elme’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the public accountant’s independence.

	2024	2023
Audit Fees (a)	$1,228,086	$1,466,560
Audit-Related Fees (b)	—	—
Tax Fees (c)	127,350	131,995
Total Fees	$1,355,436	$1,598,555
(a)     Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees include the annual audit fee and fees for reviews of financial statements, performance of comfort procedures and issuance of comfort and bring down letters.
(b)    Audit related fees consist of the annual audit fees of certain subsidiaries, notwithstanding when the fees were billed or when the services were rendered.
(c)    Includes fees and expenses for tax services, including tax compliance, tax advice and tax planning, rendered from January through the end of the fiscal year, notwithstanding when the fees and expenses were billed.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. All services performed by Ernst & Young LLP for the fiscal year ended December 31, 2024 were pre-approved by the Audit Committee or the Chair of the Audit Committee.

Audit Committee Report
The Board maintains an Audit Committee, currently comprised of four of Elme’s independent Trustees. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies Section 303A of the NYSE’s Listed Company Manual. The Audit Committee oversees Elme’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm Ernst & Young LLP is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of Elme’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The members of the Audit Committee of the Board of Elme submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2024 as follows:
1.In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024, with management, including discussing the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and management’s assessment of the effectiveness of Elme’s internal controls over financial reporting.
2.The Audit Committee discussed with Elme’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Elme’s internal controls and the overall quality of Elme’s financial reporting.
3.The Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, and not just the acceptability, of Elme’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from management and Elme.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Elme’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
Ellen M. Goitia, Audit Committee Chair
Jennifer S. Banner, Audit Committee Member
Benjamin S. Butcher, Audit Committee Member
    Thomas H. Nolan, Jr., Audit Committee Member

OTHER MATTERS
Solicitation of Proxies
Solicitation of proxies may be made by mail, personal interview, telephone or other means by officers, Trustees and employees of Elme for which they will receive no compensation in addition to their normal compensation. Elme may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common shares that those companies or persons hold of record. Elme will reimburse these forwarding expenses. The cost of the solicitation of proxies will be paid by Elme.
Elme has also hired Morrow Sodali LLC to assist in distributing and soliciting proxies and will pay approximately $8,500 plus expenses for these services.
Shareholder Proposals for Our 2026 Annual Meeting of Shareholders
The Board will provide for presentation of proposals by shareholders at the 2026 Annual Meeting of Shareholders, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC and our bylaws regarding shareholder proposals.
Any shareholder proposal pursuant to Rule 14a-8 under the Exchange Act intended to be presented at the Annual Meeting must be received at our executive offices on or before December 18, 2025 to be considered for inclusion in our 2026 proxy statement materials.
Shareholders wishing to submit proposals or Trustee nominations to be presented at the 2026 Annual Meeting of Shareholders pursuant to our bylaws that are not to be included in our proxy materials must deliver notice to us at our executive offices not less than 120 and no more than 150 days before the first anniversary of the date of Proxy Statement for the preceding year’s Annual Meeting (i.e., between November 18, 2025 and 5:00 p.m. Eastern Time, on December 18, 2025), with adjustments if the date for the upcoming annual meeting of shareholders is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting. Shareholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and Trustee nominations. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary.
To comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of Trustee Nominees other than the Company’s nominees must (in addition to satisfying the advance notice requirements under our bylaws) provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Annual Report
Elme’s 2024 Annual Report to Shareholders is being mailed or made available electronically to shareholders concurrently with this Proxy Statement and does not form part of proxy solicitation material.
Shareholders may also request a free copy of our 2024 Annual Report on Form 10-K, including applicable financial statements, schedules and exhibits by sending a written request to: Elme Communities, 7550 Wisconsin Avenue, Suite 900, Bethesda, MD 20814, Attention Investor Relations. Alternatively, shareholders may access the 2024 Form 10-K and other financial information on our website at: www.elmecommunities.com.

/s/ W. Drew Hammond
W. Drew Hammond
Corporate Secretary
April 17, 2025

FINANCIAL REPORTING ANNEX
Definitions of Financial Measures
“Adjusted EBITDA” is a non-GAAP measure defined as earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities, adjustment to deferred taxes, write-off of pursuit costs, Transformation Costs and gain on land easements.
“Core FFO” is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of our operating portfolio and affect the comparative measurement of our operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sales not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) Transformation Costs, (7) write-off of pursuit costs, (8) adjustment to deferred taxes and (9) gain on land easements. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
“Lease Rate Growth” is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The “blended” rate represents the weighted average of new and renewal lease rate growth achieved.

“NAREIT FFO” is defined by 2018 NAREIT FFO White Paper Restatement, as net income (computed in accordance with GAAP) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. NAREIT FFO is a non-GAAP measure and may be calculated or interpreted differently by other REITs.

“Net debt” is calculated by subtracting cash and cash equivalents from total outstanding debt as per our consolidated balance sheets at the end of the period.

“NOI” is defined as real estate rental revenue less direct real estate operating expenses and is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations.
“Same-store Portfolio Properties” include properties that were owned for the entirety of the years being compared and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as “same-store” or “non-same-store” for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

Reconciliations:
The following tables contain reconciliations of net loss to NOI for the periods presented (in thousands):

	Twelve Months Ended December 31,
	2024	2023
Net loss	$(13,103)	$(52,977)
Adjustments:
Property management expense	8,861	8,108
General and administrative expense	24,969	25,887
Transformation costs	—	6,339
Real estate depreciation and amortization	95,935	88,950
Real estate impairment	—	41,860
Interest expense	37,835	30,429
Loss on extinguishment of debt, net	147	54
Other income	(1,410)	(569)

Total Net Operating Income (NOI)	$153,234	$148,081

Multifamily NOI:
Same-store portfolio	$135,200	$133,331
Acquisitions	5,605	1,669
Development	(233)	(224)
Total	140,572	134,776

Other NOI (Watergate 600)	12,662	13,305
Total NOI	$153,234	$148,081

The following table contains a reconciliation of net loss to Core FFO for the periods presented (in thousands):

	Twelve Months Ended December 31,
	2024	2023
Net loss	$(13,103)	$(52,977)
Add:
Real estate depreciation and amortization	95,935	88,950
Real estate impairment	—	41,860
NAREIT funds from operations	$82,832	$77,833
Add:
Structuring expenses	188	60
Loss on extinguishment of debt, net	147	54
Severance expense	77	785
Transformation costs	—	6,339
Write-off of pursuit costs	—	73
Relocation expense	—	629
Adjustment to deferred taxes	—	(526)
Gain on land easements	(1,410)	—
Core funds from operations	$81,834	$85,247

The following table contains a reconciliation of net loss to Adjusted EBITDA for the periods presented (in thousands):

	Twelve Months Ended December 31,
	2024	2023
Net loss	$(13,103)	$(52,977)
Add/(deduct):
Interest expense	37,835	30,429
Real estate depreciation and amortization	95,935	88,950
Real estate impairment	—	41,860
Non-real estate depreciation	636	886
Severance expense	77	785
Transformation costs	—	6,339
Relocation expense	—	629
Structuring expenses	188	60
Loss on extinguishment of debt	147	54
Adjustment to deferred taxes	—	(526)
Write-off pursuit costs	—	73
Gain on land easements	(1,410)	—
Adjusted EBITDA	$120,305	$116,562

elme VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/ELME or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Trustees unanimously recommends you vote FOR the listed trustee nominees and FOR Proposals 2 and 3.

1. Election of Trustees:

	For	Against	Abstain
01 - Jennifer S. Banner	☐	☐	☐
02 - Benjamin S. Butcher	☐	☐	☐
03 - Susan Carras	☐	☐	☐
04 - Ellen M. Goitia	☐	☐	☐
05 - Paul T. McDermott	☐	☐	☐
06 - Thomas T. Nolan, Jr.	☐	☐	☐
07 - Ron D. Sturzenegger	☐	☐	☐
08 - Vice Adm. Anthony L. Winns (RET.)	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

044YYB

The 2025 Annual Meeting of Shareholders of Elme Communities will be held on
Thursday, May 29, 2025 at 8:30 a.m. Eastern Time, virtually via the internet at
meetnow.global/M66JL2N

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The Notice and Proxy Statement and Annual Report are available at: www.envisionreports.com/ELME

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ELME

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy -- Elme Communities

PROXY FOR 2025 ANNUAL MEETING OF SHAREHOLDERS MAY 29, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Elme Communities, a Maryland real estate investment trust (the "Company"), hereby appoints Paul T. McDermott and W. Drew Hammond, or either of them, with full power of substitution in each of them, as proxies for the undersigned to attend the Annual Meeting of Shareholders of the Company to be held at 8:30 a.m., Eastern Time, on May 29, 2025 virtually via live broadcast, and any postponement or adjournment thereof, to cast on behalf of the undersigned, as designated on the reverse side of this proxy, all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to such meeting.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE TRUSTEE NOMINEES LISTED ON THE PROXY CARD, "FOR" THE NON-BINDING ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER MATTER TO PROPERLY COME BEFORE THE ANNUAL MEETING (OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF).

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐